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SCHEDULE 14A/A
(RULE 14(A)-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. 5)

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☐	Soliciting Material under Section 240.14a-12
TouchTunes Music Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TOUCHTUNES MUSIC CORPORATION
1800 E. Sahara Avenue, Suite 107
Las Vegas, Nevada 89104

Notice of the
Annual Meeting of Stockholders
and Proxy Statement

YOUR VOTE IS IMPORTANT

It is important that your shares be represented and voted at the Annual Meeting of Stockholders. Check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

TOUCHTUNES MUSIC CORPORATION
1800 E. Sahara Avenue, Suite 107
Las Vegas, Nevada 89104

August [    ], 2005

Dear Stockholder:

        We are pleased to enclose your Notice of the Annual Meeting and Proxy Statement for the Annual Meeting of Stockholders of TouchTunes Music Corporation (the "COMPANY") to be held on [    ], September [    ], 2005, at 12:30 p.m., local time, at Le St. Sulpice Hotel, 414 St. Sulpice, Montreal, Quebec, H2Y 2V5, Canada.

        The board of directors hopes that you will be able to attend this stockholders' meeting. We look forward to meeting you and discussing with you significant events that have occurred during the Company's last year as well as its current prospects. If you are unable to be present in person or to be otherwise represented, please execute the enclosed Proxy Statement and return it at your earliest convenience in the enclosed envelope. You are urged to read the enclosed Proxy Statement, which contains information relevant to the actions to be taken at the meeting.

Very truly yours,
/s/ MATTHEW CARSON Matthew Carson Corporate Secretary

TOUCHTUNES MUSIC CORPORATION
1800 E. Sahara Avenue, Suite 107
Las Vegas, Nevada 89104

NOTICE OF THE
ANNUAL MEETING OF STOCKHOLDERS

To Stockholders
of TouchTunes Music Corporation:

        Notice is hereby given that the Annual Meeting of Stockholders of TouchTunes Music Corporation (the "COMPANY") will be held on [    ], September [    ], 2005, at 12:30 p.m., local time, at Le St. Sulpice Hotel, 414 St. Sulpice, Montreal, Quebec, H2Y 2V5, Canada for the following purposes:

  (1)
  To approve a going private transaction by means of a reverse stock split at a ratio of one to 2,000 (the "REVERSE STOCK SPLIT");

  (2)
  To elect seven directors to serve until the next annual meeting or until their successors are elected and qualified;

  (3)
  To consider and vote upon the ratification of the appointment of Ernst & Young LLP as the independent certified public accountants for the fiscal years ending December 31, 2004, and December 31, 2005;

  (4)
  To approve an amendment to the Company's 2000 Long-Term Incentive Plan; and

  (5)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on August [    ], 2005 are entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

By Order of the Board of Directors,
/s/ MATTHEW CARSON Matthew Carson Corporate Secretary
Montreal, Canada August [ ], 2005

TOUCHTUNES MUSIC CORPORATION
1800 E. Sahara Avenue, Suite 107
Las Vegas, Nevada 89104

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

        The Board of Directors (the "BOARD OF DIRECTORS" or the "BOARD") of TouchTunes Music Corporation (the "COMPANY"), hereby solicits your proxy in the form enclosed for use at the Annual Meeting of Stockholders to be held on [            ], September [    ], 2005, or any adjournment(s) thereof (the "ANNUAL MEETING"). The expenses of soliciting your proxy will be borne by the Company. The proxy statement and form of proxy are first being mailed to stockholders on or about August [    ], 2005.

        At the Annual Meeting, stockholders will be asked:

  (1)
  To approve a going private transaction by means of a reverse stock split at a ratio of one to 2,000 (the "REVERSE STOCK SPLIT") ("PROPOSAL 1");

  (2)
  To elect seven directors of the Company to serve until the next annual meeting of stockholders or until their successors are elected and qualified ("PROPOSAL 2");

  (3)
  To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal years ending December 31, 2004, and December 31, 2005 ("PROPOSAL 3"); and

  (4)
  To approve an amendment to the Company's 2000 Long-Term Incentive Plan ("PROPOSAL 4").

        Management currently is not aware of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

        Note that all dollar amounts set forth in this proxy statement are in United States dollars, except where otherwise indicated, and references herein to "dollars" or "$" are to United States dollars and references to "CDN" are to Canadian dollars.

        We urge you to date, sign, and return your proxy in the enclosed envelope promptly to make certain that your shares will be voted at the Annual Meeting.

Date, Time, and Place

        The Annual Meeting will be held on [            ], September [    ], 2005, 12:30 p.m., local time, at the Le St. Sulpice Hotel, 414 St. Sulpice, Montreal, Quebec, H2Y 2V5, Canada.

Record Date; Voting Rights

        The Board of Directors has fixed the close of business on August [    ], 2005, as the record date for determining stockholders entitled to receive notice of and to vote at the meeting and any adjournment thereof ("RECORD DATE"). On the Record Date, there were issued and outstanding 14,827,394 shares of the Company's Class A voting common stock, par value $.001 per share ("COMMON STOCK"), and the following shares of the Company's preferred stock entitled to vote at the meeting: 12,843,960 shares of Series A Preferred Stock, par value $.001 per share ("SERIES A PREFERRED STOCK") and 8,888,889 shares of Series B Preferred Stock, par value $.001 per share ("SERIES B PREFERRED STOCK", and collectively with the Series A Preferred Stock, the "VOTING PREFERRED STOCK"). The holders of Common Stock are entitled to one vote per share. The holders of each share of Voting Preferred Stock are entitled to one vote per share held. Holders of record of the Common Stock and

Voting Preferred Stock will vote together as a single class at the Annual Meeting. The presence in person or by proxy of stockholders entitled to cast at least a majority of the votes that all holders of the Common Stock and the Voting Preferred Stock are entitled to cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.

        With respect to Proposal 1, approval will require the affirmative vote of a majority of the total votes cast on the proposal in person or represented by proxy at the Annual Meeting.

        With respect to Proposal 2, the seven nominees for election as directors who receive the greatest number of votes cast at the Annual Meeting in person or represented by proxy, assuming that a quorum is present, will be elected as directors.

        With respect to Proposal 3, approval will require the affirmative vote of a majority of the total votes cast on the proposal in person or represented by proxy at the Annual Meeting.

        With respect to Proposal 4, approval will require the affirmative vote of a majority of the total votes cast on the proposal in person or represented by proxy at the Annual Meeting.

        Abstentions (and broker non-votes) will not be counted for or against a proposal in determining the number of votes cast; however, such abstentions (and broker non-votes) shall be counted present for quorum purposes.

Voting and Revocation of Proxies

        The enclosed proxy is revocable at any time prior to the time voting is declared closed by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with the Corporate Secretary of the Company or by attending the Annual Meeting and voting in person. All properly executed proxies received by the Corporate Secretary prior to the time voting is declared closed, and not revoked prior to that time, will be voted at the meeting in accordance with their respective instructions, if any. Unless otherwise directed, proxies will be voted FOR the Reverse Stock Split, FOR the election of each of the nominees for director as shown on the form of proxy, and FOR the ratification of the appointment of Ernst & Young LLP as the independent certified public accountants of the Company, and in accordance with the proxies' best judgment on any other matters that may properly come before the Annual Meeting.

Solicitation of Proxies

        Proxies will be solicited chiefly by mail; however, certain officers, directors, employees, and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram, or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing, and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of the stock.

PROPOSAL 1 — THE PROPOSED GOING PRIVATE TRANSACTION

        The following is a summary of the material terms of the proposed going private transaction, which terms are described in greater detail elsewhere in this proxy statement. The following summary does not purport to be a complete description of the proposed transaction and is qualified in its entirety by the more detailed information set forth elsewhere in this proxy statement. You are urged to read carefully the remainder of this proxy statement for a more complete description of all material information regarding the proposed transaction.

Summary Term Sheet

The Reverse Stock Split

        The Board of Directors has approved a proposal authorizing the Company to effect a reverse stock split of the Common Stock. The Reverse Stock Split will be effected at a ratio of one to 2,000. Accordingly, immediately after giving effect to the Reverse Stock Split, stockholders would hold one whole share of Common Stock for each 2,000 shares of Common Stock held thereby immediately prior to giving effect to the Reverse Stock Split. See "The Transaction — Material Terms" below.

Payment of Cash for Fractional Interests

        In connection with the Reverse Stock Split, the Company will pay to all holders of Common Stock that otherwise would hold fractional shares after giving effect to the Reverse Stock Split, in lieu of issuing fractional shares to such stockholders, cash in the amount of $0.50 per share of Common Stock held thereby before giving effect to the Reverse Stock Split that is represented by such fractional share.

        Accordingly, all stockholders holding 1,999 or fewer shares of Common Stock immediately prior to giving effect to the Reverse Stock Split would no longer hold any Common Stock immediately after giving effect to the Reverse Stock Split, but would instead be entitled to payment of $0.50 per share of Common Stock held thereby immediately prior to giving effect to the Reverse Stock Split. See "The Transaction — Material Terms" below.

Purpose of the Proposed Transaction

        The Board of Directors has determined that the costs of being a public company currently far outweigh the benefits of being a public company and, thus, that it is no longer in the best interests of the Company or its stockholders, creditors, or other stakeholders for the Company to remain a public company. Accordingly, the Company proposes to undertake the Reverse Stock Split for the purpose of reducing the number of stockholders of record of the Company to fewer than 300, so that it can then terminate the registration of the Common Stock under the Exchange Act and thereby end the Company's obligations as a public company under the United States securities laws, as well as terminate the listing of the Common Stock on The Nasdaq Stock Market Over-the-Counter Bulletin Board. See "The Transaction — Reasons" and "— Purpose" below.

Deregistration of Common Stock

        Immediately after effecting the Reverse Stock Split, the Company intends to terminate the registration of the Common Stock under the Exchange Act.

Delisting of Common Stock

        Immediately after effecting the Reverse Stock Split, the Company also intends to terminate the listing of the Common Stock on The Nasdaq Stock Market Over-the-Counter Bulletin Board. See "The Transaction — Effects" below.

Regulatory Approval

        The Reverse Stock Split does not require compliance with any federal or state regulatory requirements nor does it require obtaining of regulatory approval.

Stockholder Approval

        The Reverse Stock Split does not require stockholder approval under the General Corporation Law of the State of Nevada or any other applicable law. Under the terms of the amended and restated voting trust and limited shareholders agreement, dated June 10, 2003, (the "SHAREHOLDERS AGREEMENT") among Techno Expres SA ("TECHNO EXPRES"), Caisse de Depot et Placement du Quebec ("CDPQ"), Societe Innovatech du Grand Montreal ("INNOVATECH") (which interests in the Company were subsequently acquired by Lothian Partners 27 SARL ("Lothian")), and the Company (filed as Exhibit 9.1 to the Quarterly Report of the Company on Form 10-QSB for the quarterly period ended June 30, 2003), the consent of certain preferred stockholders of the Company to the Reverse Stock Split is required, and this consent has already been obtained (see "Capital Restructuring" below). Under the terms of the articles of incorporation of the Company, each outstanding share of Series A Preferred Stock and Series B Preferred Stock held by such preferred stockholders is entitled to one vote, voting together with the Company's Common Stock, on all matters coming before the Company's stockholders for approval. Since the voting preferred stock held by such preferred stockholders comprises approximately fifty-nine percent of the entire voting power of the Company's stockholders entitled to vote on the Reverse Stock Split, approval of the proposed transaction is assured. In addition, approximately twenty-seven percent of the voting power of the Company's stockholders entitled to vote on the proposed transaction is held by Techno Expres, leaving only approximately fourteen percent of such voting power in the hands of all of the Company's other stockholders. Notwithstanding that the Company is not required to obtain stockholder approval of the Reverse Stock Split, since the timing of the proposed transaction coincides with that of the Annual Meeting and, thus, submitting the proposed transaction to a vote of its stockholders would not entail the additional time and expense of holding a special meeting solely for that purpose, the Company has determined to submit the Reverse Stock Split for approval by its stockholders at the Annual Meeting. Furthermore, submitting the Reverse Stock Split to a vote of all of the holders of the Common Stock could benefit the Company in two ways. First, if a majority of the unaffiliated stockholders of the Company were to approve the Reverse Stock Split, the Company could, in the event the Reverse Stock Split is judicially challenged, rely on that vote as proof of the fairness of the Reverse Stock Split to unaffiliated stockholders. Second, only stockholders that vote against the Reverse Stock Split would be entitled to appraisal rights, so submitting the Reverse Stock Split for stockholder approval could substantially reduce the pool of stockholders eligible to exercise appraisal rights and, thereby force the Company to incur the costs that such appraisal rights proceedings entail. Please note, however, that even if a majority of the unaffiliated stockholders of the Company vote against the Reverse Stock Split, the Company would still be authorized to, and currently intends to, effect the Reverse Stock Split.

Effect on Beneficial Ownership of Common Stock by Major Stockholders

        The Company currently has six stockholders that beneficially own ten percent or more of the issued and outstanding Common Stock on a fully-diluted basis. Techno Expres (and, through Techno Expres, the three controlling stockholders thereof, Tony Mastronardi, Guy Nathan, and Tonino Lattanzi), CDPQ, and Lothian currently own 10,001,920, 10,197,194, 10,197,194, 10,539,898, 67,707,322, and 10,824,558 shares of Common Stock (or preferred stock convertible into Common Stock), respectively, representing 10.7, 10.9, 10.9, 11.3, 72.5, and 11.6 percent of the issued and outstanding Common Stock, respectively, on a fully-diluted basis. After giving effect to the proposed transaction, Techno Expres, Tony Mastronardi, Guy Nathan, Tonino Lattanzi, CDPQ, and Lothian will own 5,000, 5,098, 5,098, 5,269, 33,853, and 5,412 shares of Common Stock (or preferred stock convertible into Common Stock), respectively, representing 10.8, 11.0, 11.0, 11.4, 73.1, and 11.7 percent of the issued and outstanding Common Stock, respectively, on a fully-diluted basis. See "Beneficial Ownership of Common Stock" below.

        The beneficial ownership interests noted in the paragraph above for Tony Mastronardi, Guy Nathan, and Tonino Lattanzi, the three controlling stockholders of Techno Expres, include all of the 10,001,920 shares of Common Stock held by Techno Expres.

Cessation of Public Reporting Obligations

        If the Company effects the Reverse Stock Split and the subsequent deregistration as described in this proxy statement, the Common Stock will no longer be registered and the Company will no longer be a reporting company under the Exchange Act. The Company will, therefore, cease to file annual, quarterly, current, and other reports and documents with the Securities and Exchange Commission, and stockholders will cease to receive annual reports and proxy statements. Persons that remain stockholders of the Company after the Reverse Stock Split and subsequent deregistration is effected will, therefore, have access to much less information about the Company and its business, operations, and financial performance. See "The Transaction — Effects" below.

Effective Date

        The earliest the Company can effect the Reverse Stock Split is [DATE], 2005. The Company intends to effect the Reverse Stock Split on or as soon as possible after that date (the date the Reverse Stock Split is actually effected, the "EFFECTIVE DATE"). See "The Transaction — Effective Date" below.

Appraisal Rights

        Any stockholder that would receive in connection with the Reverse Stock Split cash in lieu of any fractional share of Common Stock such stockholder would otherwise be entitled has the right under the General Corporation Law of the State of Nevada to dissent and instead obtain payment of the fair value of such fractional share. Any stockholder that wishes to exercise its appraisal rights in connection with the Reverse Stock Split must deliver to the Company written notice of such stockholder's intent to do so not later than [DATE], 2005, in the form attached as Annex B to this proxy statement. If any dissenting stockholder and the Company cannot agree to the fair value of such fractional share, such fair value would be determined in a proceeding before a district court of the State of Nevada. Any determination of the fair value of any dissenting stockholder's Common Stock would occur after the Company has effected the Reverse Stock Split. See "The Transaction — Appraisal Rights" below.

        Note that stockholders who vote in favor of the Reverse Stock Split would be precluded from exercising their appraisal rights. Therefore stockholders who intend to exercise their appraisal rights must either vote against or abstain from voting on Proposal 1.

Costs of Proposed Transaction

        The Company will bear all costs arising from the preparation and dissemination of this proxy statement, which are estimated to be approximately $500,000. See "Source and Amount of Funds or Other Consideration" below.

Approvals

        The Reverse Stock Split does not require stockholder approval (including any approval by at least a majority of unaffiliated holders of securities of the Company) under the General Corporation Law of the State of Nevada or any other applicable law. Notwithstanding that the Company is not required to obtain stockholder approval of the proposed going private transaction, since the timing of the Reverse Stock Split coincides with that of the Annual Meeting and, thus, submitting the Reverse Stock Split to a vote of its stockholders would not entail the additional time and expense of holding a special meeting solely for that purpose, the Company has determined to submit the Reverse Stock Split for approval by its stockholders at the Annual Meeting.

        The Reverse Stock Split does require the approval of CDPQ, Lothian, and Techno Expres, stockholders of the Company, under the Shareholders Agreement. The Company has sought and obtained such approval by written consent of such stockholders (in the case of Lothian, by Innovatech, from whom

Lothian acquired its interest in the Company and by whose actions with respect to such interest taken prior to the effective date of such acquisition Lothian is bound). The written consent was signed by Innovatech and Techno Expres on January 5, 2005 and by CDPQ on April 5, 2005.

        All of the members of the Board of Directors, including all of the directors that are not employees of the Company, approved the Reverse Stock Split. The Company has not retained an unaffiliated representative to act solely on behalf of unaffiliated holders of securities of the Company for purposes of negotiating the terms of the Reverse Stock Split or preparing a report concerning the fairness of the Reverse Stock Split. The Board of Directors has reasonably and unanimously determined that the costs of retaining any such representative or obtaining any such report, in light of the current finances of the Company, the cost-saving rationale for the proposed going private transaction, and the aggregate amount of consideration to be paid for fractional shares of Common Stock in connection with the Reverse Stock Split, far outweigh any benefits to the Company or any holders of its securities, affiliated or unaffiliated, of retaining any such representative or obtaining any such report and, thus, is not justifiable under the circumstances.

        All of the members of the Board of Directors, including all of the directors that are not employees of the Company, approved the Reverse Stock Split, and believe that the decision to effect the Reverse Stock Split and the determination of the Transaction Price to be paid in connection therewith were procedurally fair.

        The Board determined that certain relatively common procedural safeguards, such as third party appraisals, were not necessary under the circumstances to ensure the fairness of the Reverse Stock Split. The Board also determined that such actions were inappropriate in the case of the Reverse Stock Split, since the cost of implementing any such safeguards would have been so high as to preclude the Company from effecting the proposed transaction, a transaction the Board has determined is clearly in the best interests of the Company and its stockholders.

Special Factors

Fairness of the Transaction

        The Board of Directors has fully reviewed and considered the terms, purpose, alternatives, and effects of the proposed transaction, and has reasonably and unanimously determined that the Reverse Stock Split, including the price to be paid for fractional shares, is fair to unaffiliated holders of securities of the Company, both to those that will be cashed out in the Reverse Stock Split and to those that will remain stockholders of the Company thereafter, as well as to the Company, all of its stockholders, affiliated and unaffiliated, and its creditors and other stakeholders. In addition, each of Techno Expres, CDPQ, and Lothian has determined that the Reverse Stock Split, including the price to be paid for fractional shares, is fair from a financial point of view to unaffiliated holders of securities of the Company, both to those that will be cashed out in the Reverse Stock Split and to those that will remain stockholders of the Company thereafter.

        In reaching its determination regarding the overall fairness of the Reverse Stock Split, the Board considered, among other things:

  •
  the advantages and disadvantages to the Company of becoming a private company; namely the elimination of the Public Company Costs (as defined below under "The Transaction — Reasons"), on the positive side, and the loss of the Public Company Benefits (as defined below under "The Transaction — Reasons"), on the negative side;

  •
  the advantages and disadvantages to stockholders of the Company that would no longer be stockholders after giving effect to the Reverse Stock Split; principally the opportunity to cash out their equity interest in the Company without brokerage fees, on the positive side, and the loss of the opportunity to participate in any future growth and profitability of the Company, on the negative side; and

  •
  the advantages and disadvantages to stockholders of the Company that would continue to be stockholders after giving effect to the Proposed Transaction; principally, the improved financial outlook for the Company resulting from the elimination of the Public Company Costs, on the positive side, and the loss of a public market for the Common Stock and extensive public information regarding the Company and its business, operations, and financial performance, on the negative side.

        In reaching its determination regarding the fairness of the $0.50 per pre-split share price to be paid for fractional shares in connection with the Reverse Stock Split (the "TRANSACTION PRICE"), the Independent Committee (as defined below under "The Transaction — Background to the Transaction") and the Board considered, among other things:

Current and Historical Market Prices

        The high price for the Common Stock on The Nasdaq Stock Market Over-the-Counter Bulletin Board on [DAY], [DATE] , 2005 — the latest date for which trading data in respect of the Common Stock was available prior to printing and mailing this proxy statement — was $[    ] (the "CURRENT MARKET PRICE"). The highest trading price for the Common Stock on The Nasdaq Stock Market Over-the-Counter Bulletin Board on December 2, 2003 — the day immediately prior to the date on which the Company announced publicly its intention to effect the Reverse Stock Split — was $0.27 (the "PRE-ANNOUNCEMENT MARKET PRICE"). The highest and lowest market prices for the Common Stock recorded over the past two years are listed below under "The Corporation" (the "HISTORICAL MARKET PRICES").

        The Independent Committee and the Board determined that an important price datum was the Current Market Price, as it reflected the latest available assessment by the market of the value of the Common Stock (although the announcement of the $0.50 Transaction Price would itself tend to push the market price of the Common Stock toward $0.50 until the Reverse Stock Split is effected). However, in order to give stockholders the benefit of the recent historical price range for the Common Stock and to ensure that the Transaction Price was fair to those stockholders receiving cash for shares of Common Stock that they may have held for a period of years, the Independent Committee and the Board also took into account the Historical Market Prices when setting the Transaction Price. Accordingly, the Independent Committee recommended that the Board establish and the Board established the Transaction Price at a [    ] percent premium to the Current Price and an 85.2 percent premium to the Pre-Announcement Market Price, and near the high end of the range of Historical Market Prices (only $0.01 or 2.0 percent lower than the highest quarterly market prices over that two-year period, and up to 11.1 percent higher than the lowest quarterly high during that period) and significantly higher than the low end of that range (between 38.9 and 194.1 percent higher than the lowest quarterly market prices recorded over the same time-span) and the average high and low market prices for that period (11.1 and 127.3 percent higher, respectively). The Independent Committee and the Board gave significant weight to market prices.

Net Asset Value

        The net asset value of the Company as at March 31, 2005 (unaudited), per outstanding share of Common Stock was $0.65 (the "BASIC NET ASSET VALUE") and per fully-diluted share of Common Stock was $0.10 (the "DILUTED NET ASSET VALUE"). The Independent Committee and the Board gave little weight to the Basic Net Asset Value, since both the Series A and Series B preferred stock of the Company are participating and voting and convertible at the election of the holders thereof into Common Stock. Accordingly, the Independent Committee and the Board determined that it was fair to stockholders receiving cash for shares of Common Stock in connection with the Reverse Stock Split to set the

Transaction Price lower than the Basic Net Asset Value (by 30.0 percent), so long as the Transaction Price represented a substantial premium to the Diluted Net Asset Value. The Transaction Price is 400.0 percent higher than the Diluted Net Asset Value. The Independent Committee and the Board noted that even then, Diluted Net Asset Value was only relevant as an indication of the minimum value of the Company, not in this case as a measure of the true fair market value of the Company.

Historical Earnings and Future Earnings Prospects

        The net losses of the Company for the fiscal years ended on December 31, 2002 and 2003 (audited), per outstanding share of Common Stock and Common Stock Equivalents were $0.73, and $0.02, respectively. The net profit of the Company for the fiscal year ended on December 31, 2004 (audited) per outstanding share of Common Stock and Common Stock Equivalents was $0.01. The Independent Committee and the Board gave no weight to historical earnings, as there were none, but took future earnings prospects into account in connection with arriving at a going concern value for the Company as described below under "— Going Concern Value".

Liquidation Value

        The holders of the Series C non-voting preferred stock of the Company are entitled to a liquidation preference of $0.50 per share. There are currently 25,000,000 shares of Series C non-voting preferred stock of the Company issued and outstanding, representing an aggregate liquidation preference of $12,500,000. Since the market capitalization of the Company has not exceeded $7,526,908 over the immediately preceding two years, and the net asset value of the Company as at March 31, 2005 (unaudited) was only $9,686,500, both significantly lower than the aggregate Series C non-voting preferred stock liquidation preference, the Independent Committee and the Board determined that liquidation value per share of Common Stock was not a relevant valuation method for purposes of setting the Transaction Price and, thus, gave it no weight.

Reports, Opinions, or Appraisals

        Early in 2004, Didier Benchimol, then a member of the Board appointed by CDPQ, suggested to the Board that it would benefit from obtaining a business strategy analysis and report from a reputable consulting firm. The Board then requested that management seek and engage such a consulting firm for that purpose. In response to that request, John Perrachon, the Company's president and chief executive officer met with two separate management consulting firms in order to select a firm with the most relevant expertise to perform such an analysis and provide such a report.

        The Company selected for the task A.T. Kearney, an international management consulting firm with experience providing business strategy, operations, and organization planning consulting services to technology companies. The Company selected A.T. Kearney based on A.T. Kearney's knowledge, experience, and reputation in the industry.

        After A.T. Kearney was selected, Marc Ferland, then a member of the Board appointed by CDPQ, requested that A.T. Kearney's mandate be expanded to encompass potential exit strategies for the Company's major investors. The Company entered into an engagement letter with A.T. Kearney, dated October 14, 2004. As set out in the engagement letter, the Company's senior management and the Board of Directors desired to formally and systematically assess the value creation prospects for the future of the business. The mandate provided that A.T. Kearney would assess the attractiveness of the Company's markets, its competitive position, and the perception of the Company among its customers. In addition, an independent, objective assessment of the opportunities to create value with the business over the next two to three years was sought in order to be able to put an exit strategy in place for the Company's major investors. The scope of A.T. Kearney's engagement did not include selling or soliciting offers or indications of interest to buy the Company. The fee paid to A.T. Kearney for this mandate totaled CDN$80,000 plus out-of-pocket expenses.

        Subsequent to the signing of the engagement letter, Mr. Ferland requested that A.T. Kearney's mandate be expanded to include a valuation of the Company, which it was. This portion of the mandate was an afterthought to the consulting mandate and involved no additional cost to the Company, as the information required to complete the valuation was provided to A.T. Kearney to complete the initial terms of their mandate.

        The Company did not impose any limitations on the scope of A.T. Kearney's investigation of the Company.

        On November 29, 2004, A.T. Kearney submitted its final due diligence report (the "NOVEMBER REPORT") to management. At a Board meeting held on December 2, 2004, Mr. Perrachon presented the November Report to the Board.

        At the December 2, 2004, Board meeting, the Board appointed an Independent Committee (see pages 34 through 38 under "Background to the Transaction"). The Independent Committee, considered, among other things, the portion of the November Report that dealt with valuation-related matters (pages 47-57) and was titled Perspectives on TouchTunes Valuation, which indicated a range of values for the Company as a whole in the range of $28 million to $57 million with a consensus estimate (i.e., A.T. Kearney's ultimate assessment of value based on all of the factors it considered taken together) of $40 million. The Independent Committee was concerned that the historical and projected financial data and discount rate used by A.T. Kearney for purposes of the November Report were not accurate or appropriate and, thus, gave such report little weight.

        After discussions with the Company regarding using more accurate historical and projected financial data and a discount rate that more accurately reflected the risks associated with the Company's expected future business strategy, A.T. Kearney revised its valuation analysis and concluded in a revised report, dated December 20, 2004 (the "DECEMBER REPORT" and, together with the November Report, the "A.T. KEARNEY REPORT"), that the overall current value of the Company as a whole was in a smaller range of approximately $28 million to $45 million, with again a consensus estimate (i.e., A.T. Kearney's ultimate assessment of value based on all of the factors it considered taken together) of $40 million. While the assumptions used for the November Report and the December Report were different, A.T. Kearney's ultimate assessment of value was the same in both. The Independent Committee used the A.T. Kearney Report as a check against the results of the other valuation methodologies and, as it was revised to reflect accurately the historical and projected financial data of the Company and to use a more risk-appropriate discount rate, the Independent Committee gave it significant weight.

        Other than the informal, oral reports given to the strategic committee or management during the course of its engagement as described under "Project Methodology" below, A.T. Kearney did not deliver any reports to the Company other than the November Report and the December Report.

        The A.T. Kearney Report was prepared and delivered not for purposes of the Reverse Stock Split or assessing the fairness of the Transaction Price, but as part of a general business strategy consulting assignment intended to educate the new members of the Board of Directors with respect to the industry in which the Company operates and the Company's competitive position within that industry, and thereby assist the Board in better managing and directing the overall business strategy of the Company. The A.T. Kearney Report was not intended as a valuation of the fair market price per share in connection with the Reverse Stock Split and it does not address the merits or fairness of the Reverse Stock Split or the Transaction Price. Instead, the A.T. Kearney Report was meant to complement the principal business strategy portion of A.T. Kearney's work for the Company by elucidating the Company's competitive position in the industry. The summary of the A.T. Kearney Report set forth in this proxy statement is qualified in its entirety by reference to the full text of the A.T. Kearney Report.

        The November Report was divided into the following sections:

  •
  Project Methodology

  •
  Assessment of TouchTunes Core Digital Jukebox Business

  •
  TouchTunes Expansion Opportunities

  •
  Summary of Recommendations

  •
  Valuation and Investor Exit Strategies

  •
  Next Steps

        The December Report was, except as noted below, identical to the Summary of Recommendations and Valuation and Investor Exit Strategies portions of the November Report.

Project Methodology

        A.T Kearney's project methodology was: (i) to develop market size and growth projections; (ii) to understand the Company's competition and channels to market; (iii) to review the Company's existing business plan and business model; and (iv) to prepare an investment recommendation for the Company's major shareholders.

        In connection therewith, A.T. Kearney: (i) interviewed jukebox operators, establishments where jukeboxes are located, jukebox distributors, industry associations, industry publications, and private equity firms; (ii) met with and interviewed the Strategic Committee of the Company's Board of Directors, which consisted of William Meder, Marc Ferland, John Perrachon, Robert Jamieson, and Tony Mastronardi, on four occasions for the purpose of obtaining information in respect of the Company and updating the Strategic Committee as to A.T. Kearney's progress and findings; (iii) met in person with John Perrachon, the Company's president and chief executive officer, and Matthew Carson, the Company's vice president finance and chief financial officer, to review the Company's current business plan and to discuss the future of the Company; and (iv) interviewed Guy Nathan, a member of the Board and the Company's executive vice president, technologies.

        Throughout the course of its engagement, A.T. Kearney's representatives were in contact with Messrs. Perrachon and Carson in order to respond to specific questions and to provide additional information and documentation as necessary.

Assessment of TouchTunes Core Digital Jukebox Business

        In assessing the Company's core digital jukebox business, A. T. Kearney performed its own industry and market analysis, competitor assessment, and value chain and customer economics assessments, and identified challenges for the future.

        In connection therewith, A.T. Kearney determined, among other things, that:

  •
  The jukebox industry value chain is driven by jukebox operators, who own and operate jukeboxes on behalf of venue owners.

  •
  The economics of the operator and venue owner businesses drive sales revenue and profits of jukebox manufacturers.

  •
  Digital jukeboxes are gaining increasing acceptance in the marketplace.

  •
  In a flat installed base environment, jukebox generated revenues have been increasing, primarily driven by increased revenue from digital jukeboxes.

  •
  Evolution histories of vinyl and compact disc jukeboxes suggest that digital jukeboxes will penetrate the market rapidly over the next five years.

  •
  In a flat overall market, digital jukebox technology is poised to rapidly replace compact disc jukeboxes.

TouchTunes Expansion Opportunities

        In addition to continuing to focus on its core digital jukebox business, A.T. Kearney identified several strategic expansion opportunities that the Company could consider exploiting, including offering new incremental services from its existing platforms and expanding into new markets. A.T. Kearney concluded that the Company would increase its revenue by between five and fifteen percent by selectively pursuing these incremental growth strategies

Summary of Recommendations

        A.T. Kearney stated that the key to maximizing the Company's value was for the Company to dominate its core business by, among other things: (i) accelerating the conversion from compact disc to digital jukeboxes and overall market penetration; (ii) communicating the value proposition of digital jukeboxes through sales force and marketing materials; and (iii) capturing untapped market segments.

        A.T. Kearney also determined that other strategic priorities to help maximize the Company's value would include pursuing the incremental growth opportunities referred to above, so long as pursuing those strategies did not distract management from the Company's core business.

Valuation and Investor Exit Strategies

        In performing its valuation of the Company, A.T. Kearney assumed, among other things, that: (i) the Company would aggressively implement and flawlessly execute the strategic recommendations described above over the 2004 to 2008 timeframe; (ii) average jukebox prices will fall substantially by 2008; (iii) general and administrative expenses and research and development expenses will remain essentially flat; and (iv) based on interviews with five investment banks, private equity firms, and venture capital firms: (A) an appropriate net present value discount rate for the Company would be 25.0 percent for purposes of the November Report, and between 30.0 and 35.0 percent currently and 25.0 percent in 2006 for purposes of the December Report; (B) after 2008, a 3.0 percent revenue and EBITDA growth rate would be appropriate for a terminal value calculation for the Company; (C) a price-to-earnings ratio of 8-to-1 and a price-to-revenue ratio of 1-to-1 would be appropriate for the Company.

        A.T. Kearney interviewed the five investment banks, private equity firms, and venture capital firms referred to above in order to obtain their perspectives on valuation metrics. In the course of their engagement and in other similar engagements, A.T. Kearney routinely leverages its global network to obtain additional information to assist them in carrying out their mandates. In assessing the exit options and valuation assumptions for the Company, A.T. Kearney representatives contacted five separate firms on a "no-name" basis to obtain a range of valuation metrics for the Company once it had reached a "steady-state". The representatives at each investment bank contacted by A.T. Kearney were contacts developed by A.T. Kearney and the communication was made during a brief telephone call. There was no formal or written engagement between A.T. Kearney and these parties and no written materials were exchanged between the parties. No fees were paid by A.T Kearney to the respective investment banks.

        A.T. Kearney performed a discounted cash flow analysis and applied a price earnings factor and a price to sales factor in arriving at a range of values for the Company as a whole as follows:

	November Report			December Report
Methodology	Company Value	Value per Fully-Diluted Share(1)	Purchase Price Premium over per Share Value	Company Value	Value per Fully-Diluted Share(1)	Purchase Price Premium over per Share Value
Price-to-revenue ratio	$42 million	$0.32	56.3%	$42 million	$0.32	56.3%
Price-to-earnings ratio	$28 million	$0.18	177.8%	$28 million	$0.18	177.8%
Discounted cash flow (net present value of EBITDA)	$57 million	$0.48	4.2%	$45 million	$0.35	42.9%
Consensus	$40 million	$0.30	66.7%	$40 million	$0.30	66.7%

(1)
This represents the per share value of the Company on a fully-diluted basis after taking into account the aggregate $12,500,000 liquidation preference of the Series C non-voting preferred stock of the Company — i.e., taking the value of the Company as a whole as determined by the applicable valuation methodology and subtracting the $12,500,000 Series C preferred stock liquidation preference, and then dividing that remainder by the fully-diluted number of outstanding shares of capital stock of the Company assuming conversion of all shares of Series A and Series B preferred stock of the Company, but excluding the Series C preferred stock(approximately 93.3 million shares).

        In addition, A.T. Kearney performed a similar analysis of the Company assuming it had achieved two years of stable, consistent growth and operating results. Accordingly, these estimates assumed that the Company would achieve forecasted results in 2004 and 2005, and 2006 would be the base year. In order to achieve these results for 2004 and 2005, the Company would be required to execute its business plan flawlessly. A.T. Kearney proceeded to perform a discounted cash flow analysis and applied a price-to-earnings factor and a price-to-sales factor in arriving at a range of values for the Company as a whole as follows:

	November Report		December Report
Methodology	Company Value	Value per Fully-Diluted Share(1)	Company Value	Value per Fully-Diluted Share(1)
Price-to-revenue ratio	$62 million	$0.53	$62 million	$0.53
Price-to-earnings ratio	$67 million	$0.58	$67 million	$0.58
Discounted cash flow (net present value of EBITDA)	$74 million	$0.66	$74 million	$0.66
Consensus	$65 million	$0.56	$65 million	$0.56

(1)
This represents the per share value of the Company on a fully-diluted basis after taking into account the aggregate $12,500,000 liquidation preference of the Series C non-voting preferred stock of the Company — i.e., taking the value of the Company as a whole as determined by the applicable valuation methodology and subtracting the $12,500,000 Series C preferred stock liquidation preference, and then dividing that remainder by the fully-diluted number of outstanding shares of capital stock of the Company assuming conversion of all shares of Series A and Series B preferred stock of the Company, but excluding the Series C preferred stock(approximately 93.3 million shares).

        The November Report showed a range of current values for the Company as a whole from $28 million to $57 million ($0.17 to $0.48 per fully-diluted share after giving effect to the Series C preferred stock liquidation preference), from which range A.T. Kearney determined that a reasonable estimate of the actual current value for the Company as a whole was $40 million ($0.30 per fully-diluted share after giving effect to the Series C preferred stock liquidation preference). The December Report, which took into account more accurate projections and discount rates, showed a smaller range of current values for the Company as a whole from $28 million to $45 million ($0.17 to $0.35 per fully-diluted share after giving effect to the Series C preferred stock liquidation preference), from which range A.T. Kearney determined that a reasonable estimate of the actual current value for the Company as a whole was still $40 million (again, $0.30 per fully-diluted share after giving effect to the Series C preferred stock liquidation preference).

        The A.T. Kearney Report explained that the considerable variation in the current valuation of the Company resulted from the Company not being profitable in recent years and having so many parts of its business in flux. A.T. Kearney posited that with two years of stable, consistent growth and operating results, the valuation of the Company could increase considerably and would have less variability, although the Company was unlikely to achieve a valuation of greater than $100 million with the next few years.

        With regard to potential exit strategies for the Company's major shareholders, A.T. Kearney observed, among other things: (i) that many of the likely strategic acquirers of the Company are currently in financial difficulty and, thus, unlikely to be in a position to pursue and acquisition of the Company in the near future; and (ii) because the Company lacks a consistent positive track record of financial performance, management would be unlikely to be able to obtain financing to undertake a management buyout of the Company. Accordingly, A.T. Kearney recommended that the Company continue to exploit its market leadership and execute its core digital jukebox market business strategy in the United States in the near term with a goal of achieving two to three consecutive years of profitable financial performance (2004 through 2006). The Company would then be in a much better position to be sold in the latter part of 2006 to a private equity firm, a strategic acquirer (assuming potential acquirers have resolved their own financial difficulties by then), or management (who should then be able to obtaining financing based on a track record of consistent profitability).

Next Steps

        The next steps referred to in the November Report consisted merely of presenting the report to the Board.

        The November Report and December Report, which set forth the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by A.T. Kearney are attached as Exhibit 99.1 and 99.2, respectively, to the Schedule 13E-3 filed by the Company with the Securities and Exchange Commission on August 3, 2005 (the "Schedule 13E-3"). The Company will also make copies of the November Report and December Report (each redacted to the extent permitted pursuant to confidential treatment applications pending before the Securities and Exchange Commission) available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested equity security holder of the Company or any representative thereof who has been so designated in writing.

        The Company has not sought or received any other report, opinion (other than any opinion of counsel), or appraisal from any outside party that is materially related to the Reverse Stock Split. This includes reports, opinions, and appraisals relating to the consideration or the fairness of the consideration to be paid to holders of fractional shares of Common Stock in connection with the Reverse Stock Split, or to the fairness of the Reverse Stock Split to the Company or unaffiliated holders of securities of the Company. The Board of Directors has reasonably and unanimously determined that the costs of obtaining any such report, opinion, or appraisal, in light of the current finances of the Company, the cost-saving rationale for the proposed transaction, and the aggregate amount of consideration to be paid for fractional shares of Common Stock in connection with the Reverse Stock Split, far outweigh any benefits to the Company or any holders of its securities, affiliated or unaffiliated, of obtaining any such report, opinion, or appraisal and, thus is not justifiable under the circumstances. The fee for a third-party fairness opinion is estimated to be in excess of $75,000. The Board of Directors concluded that in relation to the aggregate consideration to be paid to stockholders, this would constitute a wasting of corporate assets since more of the Company's limited resources would unnecessarily be diverted to a third party. Please note that, as stated above, the A.T. Kearney Report was prepared and delivered not for purposes of the Reverse Stock Split or assessing the fairness of the Transaction Price, but as part of a general business strategy consulting assignment. Accordingly, the cost thereof would not constitute a wasting of corporate assets, since the Board determined that such report was necessary in order to better manage the strategy of the Company.

Going Concern Value

        In arriving at a going concern value for the Company, the Independent Committee and the Board considered: (i) the valuations resulting from the other methodologies and reports described above in accordance with the weights of significance noted; (ii) a valuation analysis prepared by management that included, in addition to the methodologies and reports described above, discounted cash flow, EBITDA multiple, and revenue multiple analyses that indicated values for the Company as a whole of approximately $35, $22, and $38 million, respectively, or $0.24, $0.11, and $0.27 per fully-diluted share, respectively, after taking into account the aggregate liquidation preference of $12,500,000 for the holders of Series C non-voting preferred stock; (iii) the liquidity (or lack thereof) of the Common Stock; (iv) the advantages that will accrue to all shareholders of a simplified reporting regime for the Company, including the much reduced cost of compliance with the Exchange Act reporting requirements for public companies; (v) the growing competition in the Company's core business; and (vi) the premium that the Transaction Price represents over most of the valuations resulting from the valuation methodologies considered by the Committee, including the premium over current and historical market prices. The Independent Committee and the Board determined that the going concern value for the Company as a whole was $33 million, or $0.22 per fully-diluted share, after taking into account the aggregate liquidation preference of $12,500,000 for the holders of Series C non-voting preferred stock. The Committee gave significant weight to going concern value.

Other Comparable Transactions

        The Independent Committee and the Board considered a number of comparable transactions — namely transactions in which other public corporations with similar cost-saving rationale for going private have effected reverse stock splits with a view to deregistering and delisting their publicly trade shares — when weighing the procedural fairness and determining the substantive fairness of the Transaction Price. The comparable transactions the Independent Committee and the Board considered (the "COMPARABLE TRANSACTIONS") and the relevant characteristics of each are listed in Annex C hereto.

        In most of the Comparable Transactions that the Independent Committee and the Board considered, due to the financial situation of the company effecting the going private transaction, the cost-saving purpose of the transaction, and the low transaction value (in terms of cash to be paid in lieu of issuing fractional shares) relative to the cost of implementing certain procedural safeguards, the companies did not obtain third-party fairness opinions or appraisals, did not form independent committees of the board of directors to approve the transaction or the price to be paid for fractional shares, did not engage independent representatives to act on behalf of stockholders, and, if not required by applicable corporate law, did not obtain stockholder approval of the transactions.

        The Transaction Price is within the range of transaction prices paid in the Comparable Transactions in terms of observable metrics such as current and historical market prices and net asset value. The Independent Committee and the Board gave some weight to the comparable transactions analysis.

Offers, Negotiations or Contacts

        Except as noted in the following paragraph, the Company is not aware of any firm offer by any unaffiliated person during the past two years in respect of: (i) the merger or consolidation of the Company with or into another company, or vice versa; (ii) the sale or other transfer of all or any substantial part of the assets of the Company; or (iii) a purchase of the Company's securities that would enable the holder to exercise control over the Company. From time to time, however, the Company or its principal stockholders have been approached by persons indicating an interest in exploring a potential business combination or strategic relationship with the Company. The Company has not considered any of such indications of interest sincere or attractive enough to pursue seriously, and none have risen to the level of a firm or meaningful offer.

        The A.T. Kearney Report incorrectly states that the Company had received in 2004 an informal offer to acquire its business for $25 million, or approximately $0.14 per fully-diluted share after taking into account the Series C preferred stock liquidation preference. In January 2004, John Perrachon, the Company's president and chief executive officer, was approached by a person expressing an interest in potentially investing in the Company. Mr. Perrachon met with this potential investor on one occasion and subsequently introduced the potential investor to Innovatech. Innovatech did undertake discussions with this potential investor, who offered to negotiate a purchase of the shares of the Company owned by Innovatech at a price which imputed a value of $25 million for the Company as a whole. The offer to negotiate never progressed beyond informal discussions between the potential investor, on the one hand, and Innovatech, on the other, since Innovatech rejected all further overtures. The board of directors was not informed of the discussions at the time, because Innovatech considered the offer unserious; and, because of that assessment, the board did not take into account the valuation of the Company imputed by the "offer" when considering the fairness of the Reverse Stock Split. The Company did not and does not believe that any "offer" in any true or meaningful sense was made for the Company or any material portion of its shares.

The Corporation

        The full legal name of the Company is "TouchTunes Music Corporation". The address and telephone number of the principal executive offices of the Company are 1800 East Sahara Avenue, Suite 107, Las Vegas, Nevada 89104, and (702) 792-7405, respectively. The address and telephone number of the principal business offices of the Company are 3 Place du Commerce, 4th Floor, Montreal, Quebec H3E 1H7, Canada, and (514) 762-6244, respectively.

        The Company is involved in the digital distribution of interactive music to music-on-demand applications. The first such music-on-demand application developed by the Company were its digital jukeboxes (the "DIGITAL JUKEBOXES"), which utilize digitally compressed audio technology to distribute music titles through a proprietary distribution network. The Company is also developing its technology for other music-on-demand applications.

        The exact title of the Common Stock is Class A voting common stock, par value $0.001 per share, of the Company. The number of shares of Common Stock outstanding as of [DATE], 2005, was 14,827,394.

        The principal market in which the Common Stock is traded is The Nasdaq Stock Market Over-the-Counter Bulletin Board under the symbol TTMC. The high and low sales prices for the Common Stock in The Nasdaq Stock Market Over-the-Counter Bulletin Board for each quarter during the past two years were as follows:

QUARTER	HIGH	LOW
Q1 2003	$0.46	$0.20
Q2 2003	$0.45	$0.18
Q3 2003	$0.51	$0.20
Q4 2003	$0.51	$0.21
Q1 2004	$0.45	$0.18
Q2 2004	$0.30	$0.17
Q3 2004	$0.43	$0.24
Q4 2004	$0.48	$0.36
Q1 2005	$0.41	$0.31

        The Company has not paid any dividends in respect of the Common Stock during the past two years. The Company is prohibited from paying dividends under its banking agreements with National Bank of Canada and the Shareholders Agreement.

        The Company has not made an underwritten public offering of common stock for cash during the past three years that was registered under the Securities Act of 1933 or exempt from registration under Regulation A.

        The Company is the person filing this proxy statement with the Securities and Exchange Commission and furnishing it to the stockholders of the Company.

Information About the Company

Description of the Business

        Item 1 of Part I of the annual report of the Company on Amended Form 10-K for the year ended December 31, 2004 is hereby incorporated by reference.

Description of Property

        Item 2 of Part I of the annual report of the Company on Amended Form 10-K for the year ended December 31, 2004 is hereby incorporated by reference.

Legal Proceedings

        Item 3 of Part I of the annual report of the Company on Amended Form 10-K for the year ended December 31, 2004 is hereby incorporated by reference.

Market for Common Equity and Related Stockholders Matters

        Item 5 of Part II of the annual report of the Company on Amended Form 10-K for the year ended December 31, 2004 is hereby incorporated by reference.

Management's Discussion and Analysis of Financial Conditions and Results of Operations

        Item 7 of Part II of the annual report of the Company on Amended Form 10-K for the year ended December 31, 2004 is hereby incorporated by reference.

Financial Statements

        Item 8 of Part II of the annual report of the Company on Amended Form 10-K for the year ended December 31, 2004 is hereby incorporated by reference.

        Following is a summary of certain financial data of the Corporation extracted from the above-referenced financial statements (in thousands of United States dollars):

BALANCE SHEET DATA

	MARCH 31, 2005	DECEMBER 31, 2004	DECEMBER 31, 2003	DECEMBER 31, 2002
	(unaudited)	(audited)	(audited)	(audited)
Total Assets	16,490	18,563	16,755	18,655
Long-Term Debt	773	1,194	778	2,815
Notes Payable	82	483	653	—
Unsecured Loan from Stockholders	—	—	—	5,071

STATEMENT OF OPERATIONS DATA

	THREE-MONTH PERIOD ENDED MARCH 31, 2005	YEAR ENDED DECEMBER 31, 2004	YEAR ENDED DECEMBER 31, 2003	YEAR ENDED DECEMBER 31, 2002
	(unaudited)	(audited)	(audited)	(audited)
Total Revenues and Other Income	11,433	38,946	28,185	23,758
Cost of Revenue and Direct Operating Costs	7,543	21,158	16,454	13,127
Net Income (Loss) and Comprehensive Income (Loss)	(763)	1,593	(1,690)	(1,179)
Net Income (Loss) Attributable to Common Stockholders and Holders of Common Stock Equivalents	(763)	1,593	(42,005)	(5,238)

RATIO OF EARNINGS TO FIXED CHARGES

	THREE-MONTH PERIOD ENDED MARCH 31, 2005	YEAR ENDED DECEMBER 31, 2004	YEAR ENDED DECEMBER 31, 2003	YEAR ENDED DECEMBER 31, 2002
	(unaudited)	(audited)	(audited)	(audited)
Ratio of Earnings to Fixed Charges(1)	(19.4)	7.6	(1.2)	(0.09)

(1)
For purposes of computing the ratio of earnings to fixed charges, earnings consist of net income (loss) and comprehensive income (loss) before income taxes, plus fixed charges.

STATEMENT OF CASH FLOWS DATA

	THREE-MONTH PERIOD ENDED MARCH 31, 2005	YEAR ENDED DECEMBER 31, 2004	YEAR ENDED DECEMBER 31, 2003	YEAR ENDED DECEMBER 31, 2002
	(unaudited)	(audited)	(audited)	(audited)
Cash and Cash Equivalents — Beginning of Period	781	339	1,458	328
Net Cash from Operating Activities	1,738	3,537	283	716
Net Cash from Investing Activities	(165)	(1,442)	(697)	416
Net Cash from Financing Activities	(622)	(1,653)	(706)	8

Cash and Cash Equivalents — End of Period	1,732	781	339	1,458

Common Stock Performance Graph

        The following graph compares the five-year cumulative total stockholder return on the Company's Common Stock with the five-year cumulative total return of the Nasdaq Stock Market, U.S. Index for the period beginning on December 31, 1999 and ending on December 31, 2004.

ANNUAL RETURN PERCENTAGE

	Years Ending
Company / Index	12/00	12/01	12/02	12/03	12/04
NASDAQ INDEX	(39.29)	(21.05)	(31.53)	50.01	8.59
TOUCHTUNES MUSIC CORPORATION	(57.28)	(61.36)	(41.18)	5.00	71.43

INDEXED RETURNS

	Base Period	Years Ending
Company / Index	12/99	12/00	12/01	12/02	12/03	12/04
NASDAQ INDEX	100	60.71	47.93	32.82	49.23	53.46
TOUCHTUNES MUSIC CORPORATION	100	42.72	16.50	9.71	10.19	17.48

        The financial results for the Company since the Board of Directors set the Transaction Price and determined that the Transaction Price is fair to the Company's stockholders are consistent with the financial projections that the Board used in setting the Transaction Price and making such fairness determination.

Changes in and Disagreements with Accountants Regarding Accounting and Financial Disclosure

        Item 9 of Part II of the annual report of the Company on Amended Form 10-K for the year ended December 31, 2004 is hereby incorporated by reference.

EXECUTIVE OFFICERS, DIRECTORS AND AFFILIATES

NAME AND TITLE	CURRENT PRINCIPAL OCCUPATION AND BUSINESS ADDRESS	OTHER MATERIAL OCCUPATIONS DURING PAST FIVE YEARS	COUNTRY OF CITIZENSHIP

John Perrachon President and Chief Executive Officer; Director	President and chief executive officer of the Company from June 2002 to present; see the business address of the Company above
Member of the Board from June 2002 to present; see the business address of the Company above
		Chief executive officer of De Agostini Atlas Editions, a direct marketing company specializing in children's entertainment and educational products, from 1996 to 2001; 919 3rd Avenue, New York, New York	France
Guy Nathan Executive Vice President, Technology; Director	Executive vice president, technology of the Company from December 2002 to present; see the business address of the Company above	Senior vice president of the Company from December 1994 to March 2002 and consultant to the Company from March 2002 to December 2002; see the business address of the Company above	France
Member of the Board from December 1994 to present; see the business address of the Company above
Matthew Carson Vice President, Finance and Chief Financial Officer	Executive officer of the Company from March 2001 to present; see the business address of the Company above
		Vice president, finance and chief financial officer of MDP Worldwide Entertainment Inc., a film production and distribution company, from November 1998 to February 2001; 777 Rue de la Commune, Montreal, Quebec, H3C 1Y1	Canada
Daniel McAllister Vice President, Sales and Marketing	Executive officer of the Company from March 2002 to present; see the business address of the Company above	Director of sales for the Company from August 1997 to March 2002; see the business address of the Company above	United States

Dominique Dion Vice President, Research and Development	Executive officer of the Company from June 2003 to present; see the business address of the Company above	Research and development project manager for the Company from January 1998 to June 2003; see the business address of the Company above	Canada
Chris Marcolefas Vice President, Operations	Executive officer of the Company from June 7, 2004 to present; see the business address of the Company above
		Director of Finance for the Company from January 1998 to February 2001, chief financial officer and vice president, business development for the company from February 2001 to March 2002 and consultant to the Company from March 2002 to June 2004, see the business address of the Company above	Canada
Laurie Hughes Vice President, Business Affairs and Licensing	Executive officer of the Company from January 2004 to present; see the business address of the Company above
		Director of business affairs, ASCAP, from September 1995 to September 2003. Assistant vice president, business affairs, ASCAP, from September 2003 to December 2003; One Lincoln Plaza, New York, New York 10023	United States
William Meder Director	Chairman and Chief Executive Officer of Fleetmind Solutions Inc. from 2001 to present; see the business address of the Company above
		Chairman of the board of directors of the Company from September 17, 2004 to present; Chairman and chief executive officer of Fleetmind Solutions Inc. since 2001, and Venture Advisor to CDP Capital Technologies (2000 to 2004). Prior to that, from 1994 to 2000, president of ORBCOMM Enterprises, president of Dolphin Software Services Inc. and principal of ORBCOMM Canada Inc.	Canada

Tony Mastronardi Director	Director of the Company from December 1994 to present; see the business address of the Company above
		Chief executive officer of the Company from December 1994 to June 2002 and Executive Vice President, business development and marketing from June 2002 to June 2004; see the business address of the Company above Member of the Board from December 1994 to present; see the business address of the Company above	Canada
Hubert Manseau Director	Senior managing partner Multiple Capital Inc. 1010 Sherbrooke Street West, Suite 1200 Montreal, Quebec H3A 2R7
		Member of the Board from February 2001 to January 2004 and from December 2004 to present; Senior managing partner of Multiple Capital Inc. since March 2005 and President and Chief Executive Officer of Societe Innovatech du Grand Montreal from 1997 to 2005; see the business address of the Company above	Canada
Robert Jamieson Director	Consultant
Member of the Board from June 1, 2004 to present; see the business address of the Company above
		President of Haven Entertainment since 2004 prior to which he was Chairman and chief executive officer of RCA Music Group, BMG North America from 2001 to 2004 (prior to which president and chief executive officer thereof from 2000). From 1997 to 2000, chairman and chief executive officer of RCA Music Group	United States

James Grant	President and Chief Executive Officer of C.G. James and Associates since 1992; see the business address of the Company above	Member of the Board from September 17, 2004 to present; president and chief executive officer of C.G. James and Associates since 1992; see the business address of the Company above	Canada

        Neither the Company nor any of the above-listed executive officers or directors of the Company: (i) was convicted in a criminal proceeding during the past five years (excluding violations and similar misdemeanors); or (ii) was a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree, or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

OTHER FILING PERSONS

Techno Expres

        Techno Expres, a French corporation, which owns beneficially and of record 10,001,920 shares of Common Stock, representing sixty-seven percent of the outstanding Common Stock could be deemed a controlling affiliate of the Company. The principal business of Techno Expres is a holding company. The business address of Techno Expres is 36 Rue du Marche, Alfortville, France, 94140.

        The executive officers, directors, and controlling shareholders of Techno Expres are:

NAME AND TITLE	CURRENT PRINCIPAL OCCUPATION AND BUSINESS ADDRESS	OTHER MATERIAL OCCUPATIONS DURING PAST FIVE YEARS	COUNTRY OF CITIZENSHIP
Tony Mastronardi Shareholder	See above	See above	See above
Guy Nathan President and General Manager, Director and Shareholder	See above	See above	See above
Tonino Lattanzi Director and Shareholder	Businessman; 12 Rue du Bois, 92240 Clamart, France	—	France
Francoise Lattanzi Director and Shareholder	12 Rue du Bois 92240 Clamart, France	—	France
Patrick Le Calve Director	Accountant; 20 Avenue Albert Chennevieres, Marme, France	n/a	France

        Neither Techno Expres nor any of the above-listed executive officers or directors of Techno Expres: (i) was convicted in a criminal proceeding during the past five years (excluding violations and similar misdemeanors); or (ii) was a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree, or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Caisse de Depot et Placement du Quebec

        Caisse de Depot et Placement du Quebec, a legal person without share capital and a mandatary of the State of the Province de Quebec, which owns beneficially and of record 9,235,774 shares of Series A preferred stock and 8,888,889 shares of Series B preferred stock which are convertible into 67,707,322 shares of Class A Voting Common Stock, representing 72.5 percent of the fully diluted outstanding Common Stock could be deemed a controlling affiliate of the Company. The principal business of Caisse de Depot et Placement du Quebec is a holding company. The business address of Caisse de Depot et Placement du Quebec is 1000 Place Jean-Paul Riopelle, Montreal, Quebec, H2Z 2B3.

        The executive officers, directors, and controlling shareholders of Caisse de Depot et Placement du Quebec are:

NAME AND TITLE	CURRENT PRINCIPAL OCCUPATION AND BUSINESS ADDRESS	OTHER MATERIAL OCCUPATIONS DURING PAST FIVE YEARS	COUNTRY OF CITIZENSHIP
Directors:
Pierre Brunet	Chairman, Caisse de Depot et Placement du Quebec See above	(2000-2004) Président of the Canadian Institute of Chartered Accountants (2005-Present) Chairman of the Montréal International Board of Directors.	Canada
Henri-Paul Rousseau	President and CEO Caisse de Depot et Placement du Quebec See above	President and CEO — Laurentian Bank of Canada.	Canada
Pierre Premont	President and General Manager, Regie des rentes du Quebec	(2000-2004) Associate professor, Faculty of Business Administration, Laval university (2004-Present) President and General Manager, Regie des rentes du Quebec	Canada
Yvan Allaire	Emeritus Professor of Strategy, University of Quebec in Montreal Associated Professor HEC Montreal	(2000-2001) Executive Vice president bombardier Inc. (2001-Present) Emeritus Professor of Strategy, University of Quebec in Montreal	Canada
Bernard Bonin	Economist-Advisor, Former Senior Deputy Governor Bank of Canada	Economist-Advisor,	Canada

Claudette Carbonneau	President, Confederations des syndicates nationaux	(2000 -2002) First vice president Confederations des syndicates Nationaux (2002-Present) President, Confederations des syndicates Nationaux	Canada
Louise Charette	Chairman, Investment Committee, and Executive Director General, Administration and Finance Commission de la construction du Quebec	Chairman, Investment Committee, and Executive Director General, Administration and Finance, Commission de la construction du Quebec	Canada
Steven M. Cummings	President and CEO, Maxwell Cummings & Sons Holdings Limited	President and Chief Executive Officer of Maxwell Cummings & Sons Holdings Limited	Canada
Alban D'Amours	President & CEO, Mouvement des caisses Desjardins	President & CEO, Mouvement des caisses Desjardins	Canada
Sylvie Dillard	President and CEO, Fonds quebecois de la recherché sur la nature et les technologies	President and CEO, Fonds quebecois de la recherché sur la nature et les technologies	Canada
Claude Garcia	Corporate Director	(2000 - 2004) Président, Canadian operations, The Standard Life Assurance Company of Canada	Canada
A. Michel Lavigne	Corporate Director	President and CEO OF Raymond Chabot Grant Thornton	Canada
Henri Masse	President, Federation des travailleurs et travailleuses du Quebec	President, Federation des travailleurs et travailleuses du Quebec	Canada
Duc Vu	President, Commission administrative des regimes de retraite et d'assurances	(2000 -2002) President, Régie de l'assurance maladie du Québec (2002-Present) President, Commission administrative des regimes de retraite et d'assurances.	Canada

John T. Wall	Chairman, Capital Markets Advisors, Inc. and former President of NASDAQ	President of NASDAQ	Canada
Executives:
Henri-Paul Rousseau	President and CEO Caisse de Depot et Placement du Quebec See above	(1994 - 2002) Laurentian Bank — President and Chief Executive Officer	Canada
Robert W. Desnoyers	Executive Vice President, Human Resources and Organizational Development, Caisse de Depot et Placement du Quebec See above	CDPQ	Canada
Fernand Perrault	Executive Vice President, Real Estate, Caisse de Depot et Placement du Quebec See above	CDPQ	Canada
Francois Grenier	Executive Vice President, Equity Markets, Caisse de Depot et Placement du Quebec See above	CDPQ	Canada
Christian Pestre	Executive Vice President, Absolute Return, Caisse de Depot et Placement du Quebec See above	CDPQ	Canada
Richard Guay	Executive Vice President, Risk Management and Depositors Accounts Management, Caisse de Depot et Placement du Quebec See above	CDPQ	Canada
V.P. Pham	Executive Vice President, Information Technology and Investment Administration, Caisse de Depot et Placement du Quebec See above	1991 - 2003 Laurentian Bank — Executive Vice-President and Chief Information Officer	Canada

Michel Malo	Executive Vice President, Investment Analysis and Optimization, Caisse de Depot et Placement du Quebec See above	1994-2004 State Street Global Advisors — Chief Investment Officer and Director	Canada
Normand Provost	Executive Vice President, Private Equity, Caisse de Depot et Placement du Quebec See above	CDPQ	Canada
Suzanne Masson	Executive Vice President, Corporate Affairs and Secretary, Caisse de Depot et Placement du Quebec See above	1998-2003 Laurentian Bank — Executive Vice-President, Human Resources, Corporate Affairs and Secretary	Canada
Denis Senecal	Executive Vice President, Fixed Income, Caisse de Depot et Placement du Quebec See above	1995 - 2002 TAL Global Asset Management — Vice-President, Global Fixed Income	Canada
Ghislain Parent	Executive Vice President Finance, Treasury and Strategic Initiatives, Caisse de Depot et Placement du Quebec See above	2000-2001 Laurentian Bank — Vice President and Chief Accountant 2001 - 2002 International Monetary Fund — Senior Adviser, Banking Supervision, Africa region	Canada

        None of Caisse de Depot et Placement du Quebec nor any of the above-listed executive officers or directors of Caisse de Depot et Placement du Quebec: (i) was convicted in a criminal proceeding during the past five years (excluding violations and similar misdemeanors); or (ii) was a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree, or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Lothian Partners 27 SARL

        Lothian Partners 27 SARL, a Luxembourg corporation, which owns beneficially and of record 3,608,186 shares of Series A preferred stock, which are convertible into 10,824,322 shares of Common Stock, representing 11.6 percent of the fully diluted outstanding Common Stock could be deemed a controlling affiliate of the Company. The principal business of Lothian Partners 27 SARL is to invest in public and private securities. The business address of Lothian Partners 27 SARL is 14 rue du Marche-aux-Herbes, L-1728 Luxembourg.

        The managers of Lothian Partners 27 SARL and their respective directors are:

  (i)
  Eurolex Management SA
  14 rue du Marche-aux-Herbes
  L-1728 Luxembourg

DIRECTORS	PRINCIPAL OCCUPATION AND BUSINESS ADDRESS	OTHER MATERIAL OCCUPATIONS DURING PAST FIVE YEARS	COUNTRY OF CITIZENSHIP
Mathias Bogers Director	See above	Business consultant	Netherlands
Alain Noullet Director	See above	Business Consultant	Belgium
Roel Schrijer Director	See above	Lawyer	Netherlands
Toine Knipping (a.k.a. Toine Knipping) Director	See above	Lawyer	Netherlands
  (ii)
  Coller Investment Management Limited
  P.O. Box 255 Trafalgar Court
  Les Banques, St. Peter Port
  Guernsey, Channel Islands
  GYI 3QL

DIRECTORS	PRINCIPAL OCCUPATION AND BUSINESS ADDRESS	OTHER MATERIAL OCCUPATIONS DURING PAST FIVE YEARS	COUNTRY OF CITIZENSHIP
Jeremy Coller Director	See above	Entrepreneur	England
Christopher Cochrane Director	See above	Fund administrator	England
Paul McDonald Director	See above	Fund administrator	England
John Marren Director	See above	Fund administrator	England
Roger Le Tissier Director	See above	Lawyer	England
C. Joseph Mahon Director	See above	Accountant	England
Peter Hutton Director	See above	Lawyer	United States

        None of Lothian Partners 27 SARL, Eurolex Management SA, or Coller Investment Management Limited nor any of the above-listed directors of Eurolex Management SA or Coller Investment Management Limited: (i) was convicted in a criminal proceeding during the past five years (excluding violations and similar misdemeanors); or (ii) was a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree, or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        All of the members of the Board of Directors of the Company, with the exception of Joel Schoenfeld, attended the annual meeting of shareholders for the year 2002.

Beneficial Ownership of Common Stock

        The table included in the section "Beneficial Ownership — Security Ownership of Certain Beneficial Owners and Management" sets forth the number of shares of outstanding Common Stock owned beneficially by the director and senior executive officers and other highly compensated employees of the Company, as well as Techno Expres, CDPQ, and Lothian, as of August [    ], 2005, and the percentage of the total outstanding Common Stock represented by such shares. The table sets forth separately the number of shares of Common Stock each such person has the right to acquire within sixty days upon the exercise or conversion of securities exercisable for or convertible into Common Stock, and the percentage of the total outstanding Common Stock on a fully diluted basis represented by all shares of Common Stock beneficially owned thereby.

        The Company currently has six stockholders that beneficially own ten percent or more of the issued and outstanding Common Stock on a fully-diluted basis. Techno Expres (and, through Techno Expres, the three controlling stockholders thereof, Tony Mastronardi, Guy Nathan, and Tonino Lattanzi), CDPQ, and Lothian currently own 10,001,920, 10,197,194, 10,197,194, 10,539,898, 67,707,322, and 10,824,558 shares of Common Stock (or preferred stock convertible into Common Stock), respectively, representing 10.7, 10.9, 10.9, 11.3, 72.5, and 11.6 percent of the issued and outstanding Common Stock, respectively, on a fully-diluted basis. After giving effect to the proposed transaction, Techno Expres, Tony Mastronardi, Guy Nathan, Tonino Lattanzi, CDPQ, and Lothian will own 5,000, 5,098, 5,098, 5,269, 33,853, and 5,412 shares of Common Stock (or preferred stock convertible into Common Stock), respectively, representing 10.8, 11.0, 11.0, 11.4, 73.1, and 11.7 percent of the issued and outstanding Common Stock, respectively, on a fully-diluted basis.

        The beneficial ownership interests noted in the chart and paragraph above for Tony Mastronardi, Guy Nathan, and Tonino Lattanzi, the three controlling stockholders of Techno Expres, include all of the 10,001,920 shares of Common Stock held by Techno Expres.

        Pursuant to the Third Amended and Restated Articles of Incorporation of the Company each holder of Series A Preferred Stock and Series B Preferred Stock has full voting rights equal to the voting rights of the holders of Common Stock, and all such holders vote together as a single class on all matters submitted to the stockholders of the Company for their approval. Accordingly, to be approved the Reverse Stock Split requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock, voting together as a single class.

        Tony Mastronardi resigned his position as vice president, marketing and business development of the Company, on June 7, 2004. The Company has paid Mr. Mastronardi approximately CDN$200,000 in severance in connection with such resignation.

The Transaction

Material Terms

        The Board of Directors has approved a proposal that the Company effect a reverse stock split of the Common Stock, to be effected at a ratio of one to 2,000. The Board determined such ratio based on the best information available as to the number of beneficial owners of Common Stock and the numbers of shares of Common Stock held by such stockholders, with a view to reducing the number of beneficial owners of Common Stock, not just record holders of Common Stock, to fewer than 300. However, since many beneficial owners of shares of Common Stock do not have such shares registered in their own names, but rather in "street names" — i.e., through a broker, bank, or other third party — it is impossible for the Board to know such information with certainty. Accordingly, it is possible that even at a ratio of one to 2,000, the Company may not achieve (or know with certainty whether or not it has achieved) its objective of reducing the number of beneficial owners of Common Stock to fewer than 300, in which case the Company could be forced to increase the ratio to be used in the Reverse Stock Split, abandon the proposed transaction, effect a further reverse stock split after the proposed transaction has been effected, or effect the Reverse Stock Split with fewer than 300 record holders but more than 300 beneficial owners of Common Stock. The Company would prefer (but is not required under the federal securities laws) to use the number of beneficial owners of Common Stock rather than the number of records holders as the benchmark for determining the appropriate Reverse Stock Split ratio in order to ensure that the Company does not involuntarily or inadvertently become a public company again after the proposed transaction is effected. Immediately after giving effect to the Reverse Stock Split, stockholders will hold one whole share of Common Stock for each 2,000 shares of Common Stock held thereby immediately prior to giving effect to the Reverse Stock Split.

        In connection with the Reverse Stock Split, the Company will pay to all holders of Common Stock that otherwise would hold fractional shares after giving effect to the Reverse Stock Split, in lieu of issuing fractional shares to such stockholders, cash in the amount of $0.50 per pre-split share of Common Stock that is represented by such fractional shares.

        All stockholders holding 1,999 or fewer shares of Common Stock immediately prior to giving effect to the Reverse Stock Split will no longer hold any Common Stock immediately after giving effect to the Reverse Stock Split, but will instead be entitled to payment of $0.50 per share of Common Stock held thereby immediately prior to giving effect to the Reverse Stock Split.

        The fractional shares of Common Stock acquired by the Company in connection with the Reverse Stock Split will be retired.

        The Board of Directors may postpone or abandon the Reverse Stock Split at any time prior to its effectuation for any reason. The Board of Directors might elect to abandon the Reverse Stock Split if the cost of achieving the purpose of the proposed transaction is prohibitively high.

Purpose

        The purpose of the Reverse Stock Split is to effect a going private transaction by reducing the number of stockholders of record of the Company to fewer than 300 and thereafter terminating the registration of the Common Stock under the Exchange Act, thereby ending the Company's obligations as a public company under the United States securities laws, and terminating the listing of the Common Stock on The Nasdaq Stock Market Over-the-Counter Bulletin Board.

Alternatives

        In addition to a reverse stock split, the Company considered other methods of effecting a going private transaction (including an issuer tender offer, a purchase of shares in the open market, and a statutory merger), but determined that a reverse stock split was the surest, easiest, most expeditious, and most cost effective method for achieving that end.

        When considering the various alternatives to a reverse stock split, the Board of Directors focused on three critical factors: the level of assurance that the selected alternative would result in the Company having fewer than 300 beneficial owners of Common Stock, thus allowing the Company to achieve its objective of going private; the cost of such alternative relative to the other potential alternatives; and the timeframe within which such alternative could reasonably be expected to be effected, again relative to the other alternatives under consideration. With respect to an issuer tender offer, the Board of Directors concluded that: there was no assurance that enough shareholders would tender all of their shares of Common Stock to reduce the number of beneficial owners of Common Stock to fewer than 300; the cost of effecting a tender offer would be incrementally higher than that of a reverse stock split due to, among other things, the need to engage solicitors to solicit and track tenders of shares; and the process of effecting a tender offer would likely take longer than effecting a reverse stock split. With respect to a purchase of the shares in the open market, the board of directors of the Company concluded that: given the fact that many beneficial owners hold their shares of Common Stock in "street name" — i.e., through a broker, bank, or other third party — unless the Company bought almost all the outstanding shares of the Company, it could not be certain of reducing the number of beneficial owners of Common Stock to fewer than 300; the transaction costs of open market purchases would be higher than a reverse stock split due both to brokers fees for executing such purchases, as well as the upward pressure on the market price of the Common Stock that such an open market purchase program would generate. As for a statutory merger, when first considered by the Board of Directors as an alternative to a reverse stock split, it was reasonably likely to take materially longer to effect than a reverse stock split.

Reasons

        The Company incurs significant direct and indirect costs complying with its periodic reporting and other obligations under the Exchange Act and the rules of The Nasdaq Stock Market Over-the-Counter Bulletin Board (collectively, the "PUBLIC COMPANY COSTS"), including: the legal, accounting, printing, mailing, and administrative costs of preparing, reviewing, printing, and distributing the reports and other filings required under the Exchange Act and the rules of The Nasdaq Stock Market Over-the-Counter Bulletin Board; the broker and transfer agent charges for forwarding materials to beneficial holders of Common Stock; the management time and attention expended in preparing and reviewing such reports and other filings; the substantially higher premiums for directors' and officers'

insurance policies payable by public companies; and the disadvantage of publicly disclosing detailed operational and financial information of the Company when non-public competitors are not required to make comparable disclosures. The direct, out-of-pocket costs comprising the Public Company Costs alone amount to approximately $300,000 each year.

        The Company does not, however, presently intend to exploit the principal benefits of being a public company — namely to raise capital through sales of securities in a public offering or to acquire other businesses or companies using stock as consideration (collectively, the "PUBLIC COMPANY BENEFITS").

        The Board of Directors has determined that the Public Company Costs currently and in the foreseeable future will far outweigh the Public Company Benefits and, thus, it is no longer in the best interests of the Company or its stockholders, creditors, or other stakeholders for the Company to remain a public company.

Effects

        If the Company effects the proposed transaction as described in this proxy statement, the Common Stock will no longer be registered and the Company will no longer be a reporting company under the Exchange Act, and the Common Stock will no longer be listed for trading on The Nasdaq Stock Market Over-the-Counter Bulletin Board.

        The Company will, therefore, cease to file annual, quarterly, current, and other reports and documents with the Securities and Exchange Commission, and stockholders will cease to receive annual reports and proxy statements. Persons that remain stockholders of the Company after the Reverse Stock Split is effected will, therefore, have access to much less information about the Company and its business, operations, and financial performance.

        There will no longer be any public market for the Common Stock, and the market for the Common Stock will, accordingly, be much less liquid, adversely affecting the ability of stockholders to sell their Common Stock.

        The Company also will no longer incur the substantial Public Company Costs described above, thereby improving the Company's financial position to the benefit of the Company's stockholders, creditors, and other stakeholders.

Background to the Transaction

        At various points during 2002, senior management of the Company informally raised with the Board of Directors, both during meetings of the Board and outside of those meetings, the determination of senior management that the Public Company Costs then exceeded substantially the Public Company Benefits.

        At a meeting of the Board of Directors held on November 7, 2002, the Board directed senior management of the corporation to provide the Board with a report analyzing the Public Company Costs, the Public Company Benefits, and the different methods by which the Company could potentially effect a going private transaction with a view to eliminating the Public Company Costs.

        At a meeting of the Board of Directors held on December 10, 2002, Mr. Matthew Carson, the vice president finance and chief financial officer of the Company, delivered a report to the Board outlining and analyzing the most common alternative structures for effecting a going private transaction. The report concluded that the Public Company Costs then did in fact exceed substantially the Public Company Benefits, and that a reverse stock split would be the most cost effective method of effecting a going private transaction. The Board discussed the report at length, the timing of the going private process, and alternative transaction structures, including an issuer tender offer, a purchase of shares in the open market, and a statutory merger. The Board determined that, before taking any further steps to consider or effect a going private transaction, the Company should resolve certain issues relating to its capital structure and tight cash flow situation. It therefore postponed further discussion of the matter to a future date.

        At a meeting of the Board of Directors held on March 20, 2003, Mr. John Perrachon, the president and chief executive officer of the Company, raised again the benefits of eliminating the significant Public Company Costs by effecting a going private transaction. The board again discussed the issue at length, with each member of the Board expressing his views of the advantages and disadvantages of the Company remaining a public company. Mr. Pierre Desjardins, the chairman of the Board then asked that the management of the Company consult with its outside legal counsel to determine if the discussions of the Board in respect of a potential going private transaction were advanced enough to require disclosure by the Company in a proxy statement or other report to be filed with the Securities and Exchange Commission. It again postponed further discussion of the matter to a future date.

        At a meeting of the Board of Directors held on August 7, 2003, the Board again considered the issue of the Public Company Costs far outweighing the Public Company Benefits, and discussed at length the alternative transaction structures (including an issuer tender offer, a purchase of shares in the open market, and a statutory merger) for effecting a going private transaction with a view to eliminating the Public Company Costs. The Board unanimously determined that it was then in the best interests of the Company to effect such going private transaction by means of a reverse stock split, subject to determining the costs of doing so, and directed the management of the Company to assess the costs of effecting such a transaction and report back its findings to the Board.

        Subsequent to the August 7, 2003 meeting of the Board of Directors, the management of the Company asked its outside legal counsel to outline the steps necessary in order for the Company to effect a going-private transaction by means of a reverse stock split. Using that outline, the management of the Company prepared an estimate of the costs of effecting such a transaction and submitted such estimate to the members of the Board in advance of the board meeting scheduled for September 17, 2003.

        At a meeting of the Board of Directors held on September 17, 2003, the Board, after discussing the estimate of costs of doing so that was prepared by the management of the Company, unanimously resolved to direct the management of the Company to commence the process of effecting a going private transaction by means of the Reverse Stock Split and directed the management to report to the Board all material developments in such process, as well as management's analysis of the fair value of the Common Stock for purposes of establishing a purchase price for fractional shares.

        At a meeting of the Board of Directors held on November 4, 2003, the Board discussed the fair value of the Common Stock, which it determined to be $0.50 per share. The Board discussed such valuation at length, as well as the costs and benefits of obtaining a third-party appraisal of the fair value of the Common Stock. The Board unanimously directed the management to assess such costs and benefits and report back its findings to the Board.

        At a meeting of the Board of Directors held on November 18, 2003, the Board assessed the costs and benefits of obtaining a third-party appraisal of the fair value of the Common Stock, and concluded that the costs of obtaining such a report outweighed the benefits of doing so. The Board again discussed the issue of the fair value of the Common Stock. The Board unanimously determined that obtaining a third-party appraisal of the fair value of the Common Stock in connection with the Reverse Stock Split was not in the best interests of the Company or its stockholders in light of the substantial costs of doing so when compared to the overall value to be paid to stockholders in connection with the proposed transaction. The Board also resolved to set the Transaction Price at $0.50 per share, and resolved that the representatives on the Board of Directors of stockholders CDPQ, Techno Expres, and Innovatech, obtain the approval of the Reverse Stock Split by written consent of CDPQ, Techno Expres, and Innovatech, respectively, as required by the terms of the Shareholders Agreement (see "Capital Restructuring" below). The representatives on the Board of CDPQ, Techno Expres, and Innovatech obtained the approval of the Reverse Stock Split by written consent of Techno Expres and Innovatech on January 5, 2005 and of CDPQ on April 5, 2005.

        At a meeting of the Board of Directors held on March 18, 2004, the Board revisited its analysis of the fair value of the Common Stock and determination of the Transaction Price in light of the passage of time since completing such analysis and determination. The Board unanimously determined that the Transaction Price still equaled the fair value of the Common Stock and resolved to maintain the Transaction Price at $0.50 per share.

        At a meeting of the Board held on December 2, 2004, the Board again revisited its analysis of the fair value of the Common Stock and determination of the Transaction Price in light of the further passage of time since completing such analysis and determination, and the occurrence of certain potentially material events since then, namely that: (i) the Company showed a profit for the second and third quarter of 2004 and was then expected to be profitable for the full year, whereas previously the Company had a history of losses; and (ii) in response to a request by the Board for a business strategy and valuation report, the management consulting firm A.T. Kearney provided the Board with a preliminary report that indicated a range of values for the Company as a whole with a consensus estimate (i.e., A.T. Kearney's ultimate assessment of value based on all of the factors it considered taken together) of $40 million. In order to better assess what, if any, impact those or any other intervening events may have had on the fair value of the Common Stock, the Board unanimously determined to appoint a committee (the "INDEPENDENT COMMITTEE") comprised solely of independent directors (as such term is defined for purposes of the federal securities laws of the United States) to review the prior determinations of the Board in respect of the Proposed Transaction, in light of current facts and circumstances, and independently to determine:

  (i)
  whether the Public Company Costs still substantially outweighed the Public Company Benefits and, thus, whether the rationale for the proposed going private transaction remained valid;

  (ii)
  whether a reverse stock split remained the best method for the Corporation to use to effect the proposed going private transaction;

  (iii)
  whether the cost of obtaining a third-party fairness opinion still substantially outweighed the benefits of obtaining one;

  (iv)
  what the current fair market value of the Company was; and

  (v)
  whether, in light of the Independent Committee's determination of the current fair market value of the corporation, whether the Transaction Price of $0.50 per share of Common Stock was still fair to unaffiliated holders of securities of the Corporation, both to those that would be cashed out in the proposed going private transaction and to those that would remain shareholders of the Company thereafter, as well as to the Company, all of its shareholders, affiliated and unaffiliated and its creditors and other stakeholders.

        The Board delegated to the Independent Committee the full authority of the Board to the extent necessary, appropriate, or desirable to execute such duties and instructed the Independent Committee to report its findings at the meeting of the Board scheduled for December 17, 2004. The members of the Board named to sit on the Committee were James Grant, who was appointed chairman of the Independent Committee, Robert Jamieson, and William Meder. It was subsequently determined that Mr. Meder would not qualify as an independent director and he withdrew from the Independent Committee, which withdrawal was ratified by the Board at the meeting thereof held on December 17, 2004.

        The Independent Committee met formally on seven occasions, between December 7 and December 16, 2004. Messrs. Grant and Jamieson also spoke at length several times outside of such formal meetings. The Independent Committee delivered an oral report to the Board at its meeting on December 17, 2004:

  (a)
  stating that the Independent Committee had unanimously determined that:

  (i)
  the Public Company Costs still substantially outweighed the Public Company benefits and, thus, the rationale for the proposed going private transaction remained valid;

    (ii)
    a reverse stock split remained the best method for the Company to effect the proposed going private transaction;

    (iii)
    the cost of obtaining a third-party fairness opinion still substantially outweighed the benefits of obtaining one;

    (iv)
    the current fair market value of the Company was approximately $33 million, or $0.22 per share on a fully-diluted basis, after taking into account the aggregate liquidation preference of $12,500,000 for the holders of Series C non-voting preferred stock; and

    (v)
    a Transaction Price of $0.50 per share of Common Stock was fair to unaffiliated holders of securities of the Company, both to those that would be cashed out in the proposed going private transaction and to those that would remain shareholders of the Company thereafter, as well as to the Company, all of its shareholders, affiliated and unaffiliated, and its creditors and other stakeholders; and

  (b)
  recommending to the Board that it approve the Reverse Stock Split as currently contemplated, direct the Company to again seek and obtain the approval of CDPQ, Techno Expres, and Innovatech of the Reverse Stock Split on such terms, and direct management to move expeditiously to consummate the Reverse Stock Split on such terms.

        In reaching the determination that the fair market value of the Company as a whole was $33 million or $0.22 per share on a fully-diluted basis, the Independent Committee considered the following valuation analyses and concluded, based on the values determined by the appraisal methodologies and in accordance with the weights assigned thereto noted below, that the $33 million value was the most appropriate:

		November 2003			December 2004
Valuation Metric	Indicated Value	Transaction Price Premium	Weight	Indicated Value	Transaction Price Premium	Weight
Current and Historical Market Prices			Significant			Significant
Current market price	$0.35 [20031031]	42.9%		$0.38 [20041212]	31.6%
Highest two-year quarterly high market price	$0.51 [20011001-20030930]	(2.0)%		$0.51 [20021001-20040930]	(2.0)%
Lowest two-year quarterly high market price	$0.45 [20011001-20030930]	11.1%		$0.30 [20021001-20040930]	66.7%
Average two-year quarterly high market price	$0.50 [20011001-20030930]	0.0%		$0.45 [20021001-20040930]	11.1%
Highest two-year quarterly low market price	$0.31 [20011001-20030930]	61.3%		$0.36 [20021001-20040930]	38.9%
Lowest two-year quarterly low market price	$0.17 [20011001-20030930]	194.1%		$0.17 [20021001-20040930]	194.1%
Average two-year quarterly low market price	$0.22 [20011001-20030930]	127.3%		$0.22 [20021001-20040930]	127.3%
Net asset value			Little			Little
Basic net asset value	$0.56 [20030930]	(10.7)%		$0.69 [20040930]	(27.5)%
Fully-diluted net asset value	$0.09 [20030930]	455.5%		$0.11 [20040930]	354.6%

Historical earnings and future earnings prospects			None			None to historical; significant to future (see "Going concern value" below
Full year net earnings (audited)	$(0.36) [20011231]	n/a		$(0.73) [20021231]	n/a
Full year net earnings (audited)	$(0.73) [20021231]	n/a		$(0.02) [20031231]	n/a
Nine-month net earnings (unaudited)	$(0.01) [20030930]	n/a		$0.01 [20040930]	n/a
Liquidation value			None			None
After accounting for Series C preferred stock liquidation preference of $12,500,000	$0.00	n/a		$0.00	n/a
Firm offers to acquire the Corporation			None			None
None	n/a	n/a		n/a	n/a
Reports, opinions, or appraisals
A.T. Kearney initial valuation:						Little; overly aggressive earnings assumptions for 2005; discount rate did not adequately account for risks; no buyers in market at highest indicated price
Discounted cash flow analysis based on projected EBITDA [25% discount rate]	n/a	n/a		$0.48	4.2%
EBITDA multiple [8.0 × trailing EBITDA]	n/a	n/a		$0.18	177.8%
Revenue multiple [1.0 × trailing revenue]	n/a	n/a		$0.32	56.3%
A.T. Kearney revised valuation:						Significant

Discounted cash flow analysis based on projected EBITDA	n/a	n/a		$0.35	42.9%
EBITDA multiple [8.0 × trailing EBITDA]	n/a	n/a		$0.18	177.8%
Revenue multiple [1.0 × trailing revenue]	n/a	n/a		$0.32	56.3%
Going concern value			Little			Significant
	$0.27	85.2%
Management discounted cash flow analysis based on projected EBITDA [35% discount rate]	n/a	n/a		$0.29	72.4%
Management EBITDA multiple [8.0 × trailing EBITDA]	n/a	n/a		$0.13	284.6%
Management revenue multiple [1.0 × trailing revenue]	n/a	n/a		$0.30	66.7%
Overall going concern value for the Company based on significance- weighted assessment of all relevant quantitative and qualitative factors				$0.22	127.3%

        The Independent Committee understood that any sophisticated analysis of the fair market value of a company uses more than one, and often many, valuation methodologies. No single valuation methodology is determinative of fair market value. Instead, the results of each methodology constitute single data points of varying degrees of importance depending on the unique facts and circumstances relating to the company being valued, and the validity of the assumptions used in any particular valuation methodology. Accordingly, in reaching its determination as to the current fair market value of the Company and as to the fairness of the Reverse Stock Split and the Transaction Price to be paid in connection therewith, the Independent Committee considered each of the factors discussed above under "Special Factors — Fairness of the Transaction" and noted in the chart above, giving varying weights (as indicated) to the results reached by each of the valuation methodologies used for purposes of its fairness determination, giving little or no weight to methodologies such as net asset value and liquidation value that were deemed not particularly relevant to the determination of the fair market value of the Company under the circumstances (as discussed above under "Special Factors — Net Asset Value" and "— Liquidation Value", respectively), and discounting even the results of methodologies that were given significant weight, such as A.T. Kearney's discounted cash flow analyses, since certain of the assumptions (e.g., no competitive response to changing Company pricing and other strategies; future earning projections) underlying such analyses were, in the view of the Independent Committee, unrealistic, overly aggressive, and dependent on flawless execution of the Company's business plan (another unrealistic assumption). After taking into account all of the above-described factors, the Independent Committee determined that the fair market value of the Company as a whole was $33 million or $0.22 per share on a fully-diluted basis.

        In determining the fairness of the Reverse Stock Split and the Transaction price, the Independent Committee also considered that the Transaction Price of $0.50 per share represented a premium (in most cases, a substantial premium) to the per share value arrived at by every single valuation methodology used in assessing the fairness of the Purchase Price, other than the highest quarterly market price over the prior two-year period — which, at $0.51 per share, yielded a 2.0 percent Transaction Price discount — and basic net asset value — which, at $0.69 per share, yielded a 27.5 percent Transaction Price discount. Further: (i) in the case of basic net asset value, the failure to take into account the convertibility of the Series A and Series B preferred stock of the Company rendered that methodology meaningless (as noted above under "Special Factors — Net Asset Value"); and (ii) in the case of market prices, current market price was deemed much more relevant to the determination of fairness than historical high prices. The Independent Committee concluded, therefore, that regardless of the specific fair market value they assigned to the Company as a whole, any reasonable assessment of fair market value would show that the Transaction Price was significantly higher than the fully-diluted per share value of the Company.

        In that regard, the Independent Committee noted that the premium represented by the difference between the Transaction Price and the current fair market value of the Company was 56 percent, while the premium represented by the difference between the Transaction Price and the fair market value of the Company at the time the Board of Directors initially determined to effect the Reverse Stock Split was 46 percent. The Independent Committee determined that in both instances the Transaction Price represented a substantial premium to the fair market value of the Common Stock. The Independent Committee further determined that the fact that the premium had shrunk during the period between the time the proposed going private transaction was first announced and the time the Independent Committee was making its determination as to fairness did not alone justify increasing the Transaction Price; and the Independent Committee was not aware of any other factors that alone or together with the reduction in the magnitude of the Transaction Price premium would justify such an increase (the improved financial outlook for the Company and the A.T. Kearney Report being subsumed in the Independent Committee's overall valuation analysis).

        The Independent Committee delivered a written report to the Board stating the same conclusions and recommendations, and the bases therefor, on December 23, 2004. The Board unanimously approved and adopted such report and its conclusions and recommendations (including the analysis of the Independent Committee of the fairness of the proposed transaction and the Transaction Price) by written consent on December 24, 2004.

Certain Federal Income Tax Consequences

        The summary of United States federal income tax consequences set forth below is for general information only and is based on the law as currently in effect. The tax consequences to each stockholder will depend in part upon such stockholder's particular situation. Special tax consequences not described herein may be applicable to particular classes of taxpayers, such as financial institutions, brokers, dealers, persons who are not citizens or residents of the United States, foreign corporations, tax exempt organizations, persons that acquired their Common Stock as part of a straddle, hedge, or other integrated instrument, and stockholders that acquired their Common Stock through the exercise of an employee stock option or otherwise as compensation.

Consequences of the Proposed Transaction to Stockholders

        The proposed transaction is not expected to have material United States federal income tax consequences to the Company or to stockholders that do not receive cash in lieu of fractional shares.

        The receipt of cash in lieu of fractional shares pursuant to the Reverse Stock Split will be a taxable transaction for United States federal income tax purposes and also may be a taxable transaction under applicable state, local, or foreign tax laws. Generally, a stockholder that receives cash in lieu of a fractional share pursuant to the Reverse Stock Split will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash received in exchange for the fractional share and such stockholder's adjusted tax basis in the Common Stock. Provided that the Common Stock constitutes a capital asset in the hands of the stockholder, such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the stockholder has held the Common Stock for more than one year at the time of sale.

        Under current law, the maximum United States federal income tax rate applicable to non-corporate taxpayers on net long-term capital gains is fifteen percent and the maximum regular United States federal income tax rate on ordinary income is thirty-five percent. The deductibility of capital losses is subject to limitations.

Backup Withholding

        A stockholder (other than exempt stockholders including, among others, all corporations) that receives cash in lieu of a fractional share may be subject to twenty-eight percent backup withholding unless the stockholder provides its taxpayer identification number ("TIN") and certifies that such number is correct or properly certifies that it is awaiting a TIN, or unless an exemption applies. A stockholder that does not furnish its TIN may be subject to a penalty imposed by the Internal Revenue Service (the "IRS"). If backup withholding applies to a stockholder, the corporation is required to withhold twenty-eight percent from payments to such stockholder. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the United States federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing an appropriate income tax return on a timely basis.

        ALL STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND ANY STATE, LOCAL, OR FOREIGN INCOME AND OTHER TAX LAWS AND OF CHANGES IN SUCH TAX LAWS.

Effective Date

        The earliest the Company can effect the Reverse Stock Split is [DATE], 2005. The Company intends to effect the Reverse Stock Split on or as soon as possible after that date.

        The Reverse Stock Split will become effective upon the filing of a certificate in respect of the Reverse Stock Split with the Secretary of State of the State of Nevada.

        The suspension of the Company's obligation to file periodic reports and other documents under the Exchange Act will become effective upon the filing with the Securities and Exchange Commission of a certification and notice of termination of registration on Form 15 after the filing of such certificate with the Secretary of State of the State of Nevada, and the termination of the registration of the Common Stock will become effective ninety days thereafter.

        As a result of the deregistration, market makers of the Common Stock will be required to cease their trading of the Common Stock on the Over-the-Counter Bulletin Board.

Exchange of Certificates and Payment for Fractional Shares

        The Company's transfer agent, National Stock Transfer (the "TRANSFER AGENT"), will act as the Company's agent for purposes of exchanging certificates and paying for fractional shares in connection with the Reverse Stock Split.

        As of the Effective Date, each existing share of Common Stock held by any holder of Common Stock shall automatically be converted into the right to receive the whole number of shares of new Common Stock determined by dividing the aggregate number of existing shares of Common Stock then held by such person by 2,000; provided that any holder that would otherwise be entitled to a fractional share will not be entitled to receive any fractional new share of Common Stock, but instead will be entitled to payment of cash in the amount of $0.50 multiplied by the aggregate number of pre-split shares of Common Stock represented by such fractional new share of Common Stock.

        As soon as practicable after the Effective Date, the Company will send to each holder of record of Common Stock, and to each beneficial owner of Common Stock held in "street name" on behalf of such owner, instructions for surrendering any certificates held thereby representing such shares of Common Stock. Such instructions will include a letter of transmittal to be completed and returned to the Transfer Agent by the holder of such certificates, together with such certificates. The letter attached as Annex B ("Form for Demand for Payment of Fair Value") to this proxy statement is not a letter of transmittal for purposes of surrendering shares of Common Stock for exchange or payment. The attached letter should only be used by stockholders that wish to exercise their appraisal rights.

        As soon as practicable after the Transfer Agent receives any surrendered certificate, together with a duly completed and executed letter of transmittal with respect thereto and such other documents as the Company may require, the Transfer Agent will deliver to the person in whose name such certificate has been issued: (i) a new certificate registered in the name of such person representing the number of whole shares of Common Stock into which the shares of Common Stock represented by such surrendered certificate have been reduced as a result of the Reverse Stock Split; or (ii) if such person would otherwise be entitled to receive a fractional share after giving effect to the Reverse Stock Split, cash in an amount equal to $0.50 per pre-split share of Common Stock that is represented by such fractional share. Note that appraisal rights may be exercised only by stockholders who vote against or abstain from voting on the Reverse Stock Split.

        For purposes of determining ownership of shares of Common Stock on the Effective Date, such shares will be considered held by the person in whose name such shares are registered on the records of the Company or, in the case of shares held by a broker, bank, or other third party in "street name" on behalf of its client, in the name of the person whose account such shares are held in by such broker, bank, or other third party on the Effective Date, regardless of the beneficial ownership of those shares.

        No service charge, brokerage commission, or transfer tax will be payable by any holder of any old certificate evidencing shares of Common Stock in connection with the issuance of a new certificate in respect thereof, except that if any new certificate is to be issued in a name other than that in which the old certificate that is surrendered for exchange is registered, it will be a condition to such issuance that: (i) the person requesting such issuance pay to the Company any transfer taxes payable by reason of such transfer (or any prior transfer of such surrendered certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable; and (ii) the surrendered certificate has been properly endorsed and otherwise in proper form for transfer.

        If any certificate evidencing Common Stock has been lost or destroyed, the Company may in its sole discretion accept in lieu thereof a duly executed affidavit and indemnity agreement in a form satisfactory to the Company. The holder of any shares of Common Stock evidenced by any certificate that has been lost or destroyed must submit, in addition to the letter of transmittal sent by the Company, the above-referenced affidavit and indemnity agreement, and any other document required by the Company, a bond or other security satisfactory to the Company indemnifying the Company and all other persons against any losses incurred as a consequence of issuing a certificate evidencing new shares of Common Stock or paying cash in lieu of issuing fractional shares of Common Stock in exchange for the existing shares of Common Stock evidenced or purported to be evidenced by such lost or destroyed certificate. Additional instructions with respect to lost or destroyed certificates will be included with the letter of transmittal that the Company will send to stockholders after the Effective Date.

        DO NOT SEND SHARE CERTIFICATES TO THE CORPORATION OR THE TRANSFER AGENT UNTIL AFTER YOU HAVE RECEIVED THE ABOVE-REFERENCED LETTER OF TRANSMITTAL AND ACCOMPANYING INSTRUCTIONS.

Appraisal Rights

        Any stockholder that would receive in connection with the Reverse Stock Split cash in lieu of any fractional share of Common Stock such stockholder would otherwise be entitled has the right under the General Corporation Law of the State of Nevada to dissent and instead obtain payment of the fair value of such fractional share. Any stockholder that wishes to exercise its appraisal rights in connection with the Reverse Stock Split must deliver to the Company written notice of such stockholders intent to do so not later than [DATE], 2005, in the form attached as Annex B to this proxy statement and must either abstain from voting or vote against Proposal 1. A dissenting stockholder that votes "For" Proposal 1 will be deemed to have waived his appraisal rights (see NRS 92A.420). If any dissenting stockholder and the Company cannot agree to the fair value of such fractional share, such fair value would be determined in a proceeding before a district court of the State of Nevada. Any determination of the fair value of any dissenting stockholder's Common Stock would occur after the Company has effected the Reverse Stock Split. Set forth in Annex A to this proxy statement is a summary of such appraisal rights.

Source and Amount of Funds or Other Consideration

        The maximum total amount of cash that the Company anticipates will be required to effect the Reverse Stock Split is approximately $860,000. The Company expects to obtain such funds from working capital of the Company, and does not expect to borrow or otherwise finance such funds.

        Following is an itemized list of the expenses the Company has incurred or expects to incur in connection with the proposed transaction:

Filing fees	$	[1,000]
Accounting fees	$	[10,000]
Legal fees	$	[457,000]
Printing costs	$	[25,000]
Mailing costs	$	[7,000]

Capital Restructuring

        On June 10, 2003 the Company completed a capital restructuring providing for the conversion of an unsecured loan facility from CDP Capital Communications and CDP Capital Technologies, certain convertible debentures held by CDP Capital Communications and CDP Capital Technologies, and accrued dividends and accretion on the Series B Preferred Stock, par value $0.001, of the Company into a new series of preferred stock — the Series C Preferred Stock, par value $0.001, of the Company. The details of such capital restructuring are more fully described in "Liquidity and Capital Resources" under Item 6 of Part I of the annual report of the Company on Form 10-KSB for the year ended December 31, 2003 and are incorporated by reference.

        In connection with such capital restructuring, the Company entered into the Shareholders Agreement. Pursuant to the terms of the Shareholders Agreement, the parties thereto agreed that, among other things:

  •
  they would vote in elections of directors of the Company in a manner so as to ensure that four nominees of CDPQ, one nominee of Lothian (previously Innovatech from whom Lothian acquired its interest in the Company), two nominees of Techno Expres, and the chief executive officer of the Company previously elected by the directors of the Company are elected as directors of the Company;

  •
  certain material acts of the Company, including the approval of the Company's annual operating budget, the hiring and firing of senior officers, the incurrence of any material indebtedness, and the sale of any material assets, would require the prior approval of CDPQ;

  •
  certain other material acts of the Company, including any change in or alteration of the share capital of the Company (as contemplated by the Reverse Stock Split), the declaration of dividends, and any voluntary dissolution or winding up of the corporation, would require the prior approval of both CDPQ and Lothian (previously Innovatech from whom Lothian acquired its interest in the Company);

  •
  the stockholder parties to the Shareholders Agreement would have preemptive rights in respect of any proposed sale and issuance of Common Stock from the treasury of the Company;

  •
  the stockholder parties to the Shareholders Agreement would not dispose of their respective equity securities of the Company, except under certain limited circumstances, without the prior consent of the other parties thereto;

  •
  the stockholder parties to the Shareholders Agreement would have a right of first refusal in respect of any proposed sale of equity securities of the Company held by the other stockholder parties thereto; and

  •
  CDPQ would have a so-called "drag-along" right pursuant to which it could cause the other stockholder parties to the Shareholders Agreement to sell their equity securities of the Company or support the sale of the assets of the Company to a third party.

        The Company has sought and obtained by written consent the approval of the Reverse Stock Split by CDPQ, Techno Expres, and Innovatech as required by the terms of the Shareholders Agreement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED REVERSE
STOCK SPLIT TRANSACTION

PROPOSAL 2 — ELECTION OF DIRECTORS

        Pursuant to the amended and restated bylaws of the Company, the Board of Directors has adopted a resolution setting the number of directors constituting the Board at eight. Under the Shareholders Agreement, CDPQ has the right to appoint four nominees and has chosen to appoint only three nominees with the fourth seat to remain vacant until a future date.

        The proxies solicited hereby, unless directed to the contrary therein, will be voted FOR the election of the following seven nominees as directors of the Company, to hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. All such nominees are now directors of the Company. All nominees have consented to being named in this proxy statement and to serve if elected. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a director, but if for any reason any nominee should not be available or able to serve, the accompanying proxy will be voted by the persons acting under said proxy in accordance with the recommendations of the Board of Directors.

        The nominees, their respective ages, the year in which each first became a director of the Company, and their principal occupations or employment during the past five years are as follows:

NOMINEES FOR DIRECTOR

NAME	AGE	PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
John Perrachon	50
		Mr. Perrachon has been a director of the Company since June 2002, and was appointed President and Chief Executive Officer of the Company on June 10, 2002. Previously, Mr. Perrachon spent ten years, from 1986 to 1996, with BMG Entertainment, where he held a series of progressively responsible management roles. He was Senior Vice President, Operations and Chief Financial Officer for BMG Direct Marketing, Inc., a leading music club with approximately $0.8 billion annual sales and 3,000 employees. He was also President of BMG Direct, Ltd., BMG Direct's Canadian subsidiary.

		From 1996 to 2001, Mr. Perrachon was employed by De Agostini Atlas Editions, a $400-million/400-employee direct marketing company specializing in children's entertainment and educational products, where he served as President and CEO, from 1999 to 2001 and was responsible for six international operating subsidiaries.
		Mr. Perrachon earned a Master of Science in Engineering from the University of Pennsylvania in 1978 and an MBA from the Wharton School of Business in 1983.
Tony Mastronardi	45
		Mr. Mastronardi has served as a director of the Company since December 1994. On February 8, 2001, Mr. Mastronardi was appointed Chairman of the Board of Directors and on March 15, 2002, Mr. Mastronardi was relieved of his position as Chairman of the Board of Directors and was appointed Vice-Chairman of the Board of Directors. From December 1994 to June 10, 2002, Mr. Mastronardi was Chief Executive Officer of the Company. Effective June 10, 2002, Mr. Mastronardi was named Executive Vice President Business Development and Marketing of the Company. Mr. Mastronardi resigned from his position as an officer of the Company on June 7, 2004.

		Mr. Mastronardi has 16 years of diverse business experience, holding senior management positions in various industries. Mr. Mastronardi has had hands-on involvement in the Company's jukeboxes since its conception. Between 1985 and 1994, Mr. Mastronardi was employed as a Vice President, and then President, of Les Pavages Samacon Inc., a Montreal-based family-owned construction company.

William Meder	62
		Mr. Meder was appointed Chairman of the Board on September 17, 2004. Mr. Meder has been Chairman and Chief Executive Officer of Fleetmind Solutions Inc. since 2001 and is a director of several other companies. From 2000 to 2001, Mr. Meder was the President of Software Services Inc. and Vice-President of Business Development for Terion. Mr. Meder was also Venture Advisor to CDP Capital Technologies from 2000 to 2004. Prior to that, from 1994 to 2000, Mr. Meder was President of ORBCOMM Enterprises, President of Dolphin Software Services Inc. and Principal of ORBCOMM Canada Inc.
James Grant	67	Mr. Grant was appointed to the Board on September 17, 2004. Mr. Grant has held the position of President and Chief Executive Officer of C.G. James and Associates since 1992.
Guy Nathan	60
		Guy Nathan has been a director of the Company since December 1994. On March 15, 2002, Mr. Nathan's employment with the Company was terminated. Mr. Nathan served as a consultant to the Company until December 31, 2002 when he was rehired as Executive Vice President Technology. Mr. Nathan is a recognized inventor, having patented over 100 intellectual property inventions since 1965. He has founded numerous research and development companies, specializing in a variety of highly innovative products, such as microradars for military use, videodiscs using laser and CD technology, high efficiency DC motors, and interactive cable TV. He was directly involved in the creation of photovoltaic-powered television transmitters and repeaters and microwave links; created a photovoltaic-powered modular television set for communal and educational TV use in third world countries; acted as consultant for numerous African countries in matters of telecommunications, more particularly in setting-up radio and television networks by satellite; developed satellite dish antennas for direct television reception in KU band; and developed and patented an interactive cable TV system.

Hubert Manseau	59
		Mr. Manseau previously served as a director of the Company from February 2001 to January 2004. Mr. Manseau was reappointed to the Board of Directors to fill the seat vacated by Sophie Forest in December 2004. Since March 2005, Mr. Manseau has been the Senior Managing Partner of Multiple Capital Inc. From 1997 to March 2005 Mr. Manseau was President and Chief Executive Officer of Societe Innovatech du Grand Montreal, a major Canadian high-tech venture capital firm. He was, prior to 1997, Executive Vice President of the Computer Research Institute of Montreal, and served different senior executive positions in information technology, both in academia and industry.

		Mr. Manseau is Governor and Former President of the Quebec Venture Capital Association. He is and has been a director of several high tech firms, and a member of Advisory Boards of five Venture Captial funds. Mr. Manseau was a director of the Canadian Network for the Advancement of Research, Industry and Education, and a director and Chairman of the Board of College Edouard-Montpetit, the largest public college in Quebec. Mr. Manseau was a founding member of the first Internet Service Provider in Quebec, and was founder or co-founder of two high tech start ups.
Robert Jamieson	59
		Mr. Jamieson is currently President of Haven Entertainment since 2004 prior to which Mr. Jamieson has served as a Director of the Company since June 1, 2004. Mr. Jamieson served as Chairman and CEO of RCA Music Group, BMG North America from 2001 to 2004 prior to which he served as President and CEO from 2000 to 2001. Prior to that, Mr. Jamieson held the position of Chairman and CEO of RCA Music Group from 1997 to 2000.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED HEREIN

Meetings and Committees of the Board

        During the fiscal year ended December 31, 2003 ("FISCAL 2003"), the Board of Directors held twelve meetings, three of which were by telephone conference and nine of which were held in person. During their term, all of the then incumbent directors were present for at least three-quarters of the meetings of the Board and the committees of the Board on which they serve.

        During the fiscal year ended December 31, 2004 ("FISCAL 2004"), the Board of Directors held thirteen meetings, three of which were by telephone conference and ten of which were held in person. During their term, all of the then incumbent directors were present for at least three-quarters of the meetings of the Board and the committees of the Board on which they serve.

        The Company has not yet adopted a code of ethics for its senior financial officers or principal executive officer. The company originally expected that the proposed going private transaction would be completed by March 31, 2004, thereby relieving the Company of its reporting obligations as a public company before this annual report (the first with respect to which disclosure regarding the existence of a code of ethics is required of the Company) was due. Since that time the Company determined that it would not, in fact, complete the proposed going private transaction before this annual report was required to be filed, it has not had sufficient time to prepare, consider, and adopt a code of ethics. If the Company ultimately abandons the proposed going private transaction, it intends to adopt a suitable code of ethics as soon as possible thereafter.

        The Board of Directors has five standing committees: an Audit Committee, a Corporate Governance Committee, a Strategic Committee, a Technology Committee, and a Compensation Committee. The Board of Directors does not have a standing nominating committee.

        The Audit Committee is responsible for providing assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal control, and compliance functions of the Company and its subsidiaries. The Audit Committee oversees the audit function and recommends to the Board of Directors the appointment of the independent auditors. It also reviews with management and the independent auditors its annual audit findings. In discharging its responsibilities, the Audit Committee is entitled to rely upon the reports, findings, and representations of the Company's auditors, legal counsel, and responsible officers. The Audit Committee met seven times in Fiscal 2003 and four times in Fiscal 2004. The two members of the Audit Committee are William Meder and James Grant. Mr. Grant is "INDEPENDENT" as such term is defined in Rule 4200(a)(15) of the NASD listing standards. Both members of the Audit Committee qualify as an "audit committee financial expert", as such term is defined in Item 401(e)(2)of Regulation S-B under the Exchange Act.

        The Compensation Committee is responsible for recommending to the Board of Directors the persons to be elected as executive officers of the Company and establishing the compensation of the executive officers of the Company. The Compensation Committee also makes recommendations to the Board of Directors or otherwise takes action regarding the adoption or amendment of employee benefit, bonus, incentive compensation, or similar plans, and is responsible for the oversight and administration of such plans. The Compensation Committee met five times in Fiscal 2003 and four times in Fiscal 2004. The members of the Compensation Committee are William Meder and Tony Mastronardi.

        The Strategic Committee was appointed by resolution of the Board of Directors on September 17, 2004. The members of the Strategic Committee are Robert Jamieson, John Perrachon, Tony Mastronardi and William Meder. The Strategic Committee met six times in Fiscal 2004.

        The Corporate Governance Committee was appointed by Resolution of the Board of Directors on December 9, 2002, was formed in 2003 and has adopted terms of reference. The Committee has not met yet.

        The Technology Committee was appointed by resolution of the Board of Directors on February 9, 2005. James Grant is the chairman of the Technology Committee.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        The Compensation Committee is comprised of two members: William Meder, Chairman, and Tony Mastronardi of which one is an outside director. None of the Company's executive officers served on the compensation committee of another entity or any other committee of the Board of another entity performing similar functions during Fiscal 2003 or Fiscal 2004.

        The Company does not have a nominating committee of its Board or a nominating committee charter. The board of directors of the Company believes that it is appropriate for the Company not to have a designated nominating committee because the Company is in the process of completing a going private transaction by means of a reverse stock split. The Board of Directors is responsible for the identification of new candidates for election and appointment to the Board. Two of the directors on the board are independent, as defined in Rule 4200(a)(15) of the NASD listing standards. In identifying potential candidates for election or appointment to the Board, the directors may consider individuals identified by other directors (including management directors) and individuals identified using a third party search firm. To date the Company has not used the services of a third party search firm. The board also considers nominations of persons recommended by shareholders for election to the Board of Directors. Shareholders wishing to recommend a person for election to the Board should submit such person's name, information as to such person's background and qualifications, and such person's consent to be named in the Company's proxy circular and to serve as a director, if elected, in writing to the corporate secretary at TouchTunes Music Corporation, 3 Place du Commerce, Montreal, Quebec, Canada, H3E 1H7 for consideration by the Board. The board shall consider and evaluate such person as a possible nominee for election or appointment to the Board utilizing the criteria described below and in the same manner as it considers all other individuals being considered for nomination for election or appointment to the Board. In order to permit sufficient time for such consideration and evaluation by the Board, shareholders should make their submissions by December 31 in each year, prior to the holding of the next shareholders' meeting.

        In identifying candidates for election or appointment to the Board, the Board, recognizing the benefits of diversity, seeks to select candidates who by virtue of their differing skills, areas of expertise, professional and personal backgrounds, industry knowledge, geographic location, and geographic or business contacts, are best able to contribute to the direction of the business and affairs of the Company. The interplay of a candidate's skills, expertise, experience, and personality with the skills, expertise, experience, and personality of other directors on the board, and the extent to which an individual would be a desirable addition to the board by contributing to a board that is effective, collegial, and responsive to the needs of the Company are also considered. Along with a broad range of experience (particularly with respect to other organizations of similar size and complexity), business acumen, and sound judgement, directors are also expected to possess integrity and strong character and reputation, and to be committed to the Company and its business plans, and to build shareholder value for all shareholders over the long-term.

        Of the nominees included in this proxy statement (other than nominees who are executive officers of the Company or directors standing for re-election), Hubert Manseau was recommended by Innovatech, Robert Jamieson, William Meder, and James Grant were recommended by CDPQ. Pursuant to the terms of the Shareholders Agreement, Techno Expres, CDPQ, and Lothian (previously Innovatech, from whom Lothian acquired its interest in the Company), are required to vote their shares of Common Stock and Voting Preferred Stock to ensure that at least eight directors are elected to the Board of Directors. Generally, of the eight directors, four must be nominees of CDPQ, one must be a nominee of Lothian, two must be nominees of Techno Expres, and one must be the Company's Chief Executive Officer.

Report of the Audit Committee

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls.

        In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited consolidated financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. The committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles, the matters required to be discussed by Statement of Auditing Standards No. 61 and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board. Further, the committee received from the auditors disclosure regarding the auditors' independence required by Independence Standards Board No. 1. The committee discussed with the Company's independent auditors the overall scope and plans for their audits. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved), that the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2003, be included in the Annual Report on Form 10-KSB in respect of that period, and the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2004, be included in the Annual Report on Form 10-K in respect of that period, for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

Pierre Desjardins, Audit Committee Chair
Didier Benchimol, Audit Committee Member
March 30, 2004

William Meder, Audit Committee Chair
James Grant, Audit Committee Member
March 31, 2005

        The Company's Board of Directors has adopted a written charter for the Audit Committee.

        Mr. Grant is independent as such term is defined in Rule 4200(A)(15) of the NASD listing standards.

Auditor Independence

        Ernst & Young LLP, the member firms of Ernst & Young International, Ltd. and their respective affiliates are the principal accountants of the Company. Further, Ernst & Young LLP provides other non-audit services to the Company and its subsidiary, mainly the preparation of income tax returns. The Audit Committee of the Company's Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

Financial Information System Design and Implementation Fees

        The Company did not pay any financial information system design and implementation fees to Ernst & Young LLP during 2003 or 2004.

Audit Fees

        Ernst & Young LLP billed the Company and its subsidiary $212,000 in 2004 and $195,125 in 2003 ($237,642 in 2002) for the following professional services: audit of the annual consolidated financial statements of the Company for the fiscal years ended December 31, 2004, and December 31, 2003, respectively, and review of the interim financial statements included in quarterly reports on Form 10-Q or 10-QSB, as the case may be, for the periods ended March 31, June 30, and September 30, 2004 and 2003, respectively.

All Other Fees

        Ernst & Young LLP billed the Company and its subsidiary $90,000 and $106,833, respectively, for other services rendered during the fiscal year ended December 31, 2004, and 2003.

        The Audit Committee has established policies and procedures whereby any engagement of the Company's auditor to perform audit or non-audit services must be pre-approved in writing by the Chairman of the Audit Committee. The audit and tax-related services and related fees are set out in separate engagement letters with Ernst & Young LLP which is signed by the Chairman of the Audit Committee. The engagement letter for non-audit taxation services for the years 2004 and 2005 provide for certain pre-approved services. Any service not so pre-approved or in excess of the pre-approved budgeted amounts require specific approval of the Audit Committee. No audit-related services, tax services or other services rendered in 2003 were not pre-approved by the Audit Committee.

Compensation of Directors

        Executive officers of the Company who are directors or members of committees of the Board of Directors of the Company receive no compensation for serving in such positions.

        The two independent directors, Joel Schoenfeld (who resigned in January 2004) and Pierre Desjardins (who resigned in August 2004), receive an annual fee of $10,000 for attending at least half of the meetings, plus attendance fees of $1,500 for each Board of Directors meeting attended in person, $1,000 for each committee meeting attended in person, and $500 for each Board or committee meeting attended by phone. Independent directors who serve as committee chairmen receive an additional $500 per meeting.

        Mr. Desjardins received additional fees of $52,000 CDN during the year 2003 for services rendered as Chairman of the Board of the Company for the years 2000 and 2001.

        Mr. Schoenfeld received additional fees of $24,795 during the year 2003 for consulting services rendered to the Company.

        On September 17, 2004, the Board of Directors adopted a new compensation plan for directors who are not executive officers of the Company or employees of CDPQ or Lothian.

        Attendance fees for directors are $1,500 for each Board of Directors meeting attended in person, $750 for each committee meeting attended in person, $750 for each Board meeting attended by phone, and $375 for each committee meeting attended by phone.

        The Chairman of the Board of Directors receives $2,000 per meeting attended in person and $1,000 per meeting attended by phone and chairmen of committees receive $1,000 per meeting attended in person and $500 per meeting attended by phone.

        Members of the Board of Directors also receive an hourly fee of $250 for work performed for the Company which is pre-approved by the Board of Directors or the Company's Chief Executive Officer.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The Summary Compensation Table below shows, for the years 2002 through 2004 (except as otherwise noted), the compensation paid or awarded to Mr. Perrachon, President and Chief Executive Officer, and the four other executive officers of the Company who were employed by the Company as of December 31, 2003, and December 31, 2004, and whose total annual salary and bonus for the fiscal year ended December 31, 2004 exceeded $100,000 (collectively, the "NAMED EXECUTIVES") and the next two most highly-compensated employees who are not executives whose total annual salary and bonus for the years ended December 31, 2003, and December 31, 2004, exceeded $100,000.

		ANNUAL COMPENSATION					ANNUAL COMPENSATION
AWARDS
NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)			BONUS ($)		SECURITIES UNDERLYING OPTIONS/SARS (# OF SHARES)	ALL OTHER COMPENSATION ($)*

John B. Perrachon President and Chief Executive Officer	2004 2003 2002	284,699 263,390 148,077	(1)		165,375 — —		— — 3,834,744	24,275 — —	(2)

Guy Nathan Executive Vice President, Technology	2004 2003 2002	197,406 164,346 57,233		CDN CDN CDN	91,192 — 10,000	CDN CDN	— — —	21,752 19,623 11,446		CDN CDN CDN

Matthew Carson Vice President Finance, CFO	2004 2003 2002	184,345 187,059 173,355		CDN CDN CDN	72,389 — 20,000	CDN CDN	— — —	12,162 3,600 2,790		CDN CDN CDN

Dan McAllister Vice President, Coin-Operated Sales	2004 2003 2002	177,290 184,846 102,344			18,434 — 36,230		— — —	18,872 6,000 6,000

Laurie Hughes Vice President, Business Affairs and Licensing	2004 2003 2002	155,770 — —			28,281 — —		— — —	6,300 — —

Dan Clarton Regional Sales Manager	2004 2003 2002	251,630 207,803 118,835			— — —		— — —	13,123 11,332 12,303

James Kelly Regional Sales Manager	2004 2003 2002	180,637 134,599 116,454			— — —		— — —	16,280 12,650 13,721

*
Other compensation relates to automobile benefits and/or insurance for executives.

(1)
Mr. Perrachon's employment with the Company began on June 10, 2002

(2)
Mr. Perrachon was issued 68,750 Class A Common Stock of the Company in lieu of a salary increase for 2003

        The following table summarizes certain information regarding outstanding options held by the Named Executives as of December 31, 2004.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
			NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS/SARS AT FISCAL YEAR END		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS/SARS AT FISCAL YEAR END ($)(1)
	SHARES ACQUIRED ON EXERCISE
		VALUE REALIZED ($)
NAME			EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE

John B. Perrachon	—	—	3,195,620	639,124	**	**

Guy Nathan	—	—	87,750	12,250	**	**

Matthew Carson	—	—	131,250	43,750	**	**

Dan McAllister	—	—	120,800	3,750	**	**

(1)
Value is calculated as the difference between the fair market value of a share of Common Stock on December 31, 2004 ($0.36 per share) and the exercise price of the options.

**
None of the unexercised options were in-the-money.

        The following table summarizes certain information regarding the Company's Long-Term Incentive Plan as at December 31, 2004 :

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	5,029,744	$0.40	1,970,256
Equity compensation plans not approved by security holders	—	—	—

Total	5,029,744	$0.40	1,970,256

        The material features of the Company's Long-Term Incentive Plan are described in note 17 to the Company's consolidated financial statements for the year ended December 31, 2004 included as Item 8 of Part II of the annual report of the Company on Form 10-K for the year ended December 31, 2004.

        On September 17, 2004, the Company amended the exercise price of stock options that were issued to Matthew Carson, Dan McAllister, and Dominique Dion prior to 2001 by setting the amended exercise price of such options at $0.40 per share. The amended exercise price of these stock options was determined based on: (1) the significant dilution in shareholding of the Company as a result of the issuance of additional shares to investors and related financing transaction consummated in June, 2003; and (2) the issuance of stock options with exercise price of $0.40 per share to John Perrachon upon his appointment as President and Chief Executive Officer of the Company in 2002.

Name	Date	Securities Underlying Options/SAR Repriced	Market Price of Stock at Time of Repricing	Exercise Price at Time of Repricing	New exercise price	Length of original option term remaining
Matthew Carson	September 17	175,000	$0.42	$1.15	$0.40	6 years
Dan McAllister	September 17	124,550	$0.42	$1.97	$0.40	5 years
Dominique Dion	September 17	20,530	$0.42	$2.26	$0.40	5 years

Employment Agreements

  John Perrachon

        On June 10, 2002, the Company entered into an employment agreement with Mr. Perrachon as the Company's President and Chief Executive Officer.

        The employment agreement provides for a base salary of $275,000. Depending upon his performance and that of the Company, Mr. Perrachon will be eligible for an annual bonus of up to 100 percent of his base salary. In addition, Mr. Perrachon was granted options to purchase an aggregate of 1,500,000 shares of Common Stock at $0.40 per share with 500,000 shares vesting at June 10, 2003, and the balance vesting at the rate of 125,000 options quarterly over the subsequent two years. Mr. Perrachon's employment is terminable at any time by either party upon three months prior written notice to the Company. In the event of termination by the Company without cause, the Company shall pay Mr. Perrachon severance equal to twelve months of his base salary.

  Guy Nathan

        Effective January 1, 2003, the Company entered into an employment agreement with Mr. Nathan as the Company's Executive Vice President, Technology.

        The employment agreement provides for a base salary of $170,000 CDN. Depending upon his performance and that of the Company, Mr. Nathan will be eligible for an annual bonus of up to 45 percent of his base salary. Mr. Nathan's employment is terminable at any time by either party upon three months prior written notice to the Company. In the event of termination by the Company without cause, the Company shall pay Mr. Nathan severance equal to twelve months of his base salary.

  Matthew Carson

        On June 1, 2001, the Company entered into an employment agreement with Mr. Carson as the Company's Vice President, Finance and Chief Financial Officer.

        The employment agreement provides for a base salary of $175,000. Depending upon his performance and that of the Company, Mr. Carson will be eligible for an annual bonus of up to 50 percent of his base salary. In addition, Mr. Carson was granted options to purchase an aggregate of 175,000 shares of Common Stock at $1.15 per share vesting at the rate of 43,750 shares on June 1 of each of the four years commencing in the year 2002. Mr. Carson's employment is terminable at any time by either party upon three months prior written notice to the Company. In the event of termination by the Company without cause, the Company shall pay Mr. Carson severance equal to nine months of his base salary.

  Dan McAllister

        On May 4, 2002, the Company entered into an employment agreement with Mr. McAllister as the Company's Vice President, Coin-Operated Sales.

        The employment agreement provides for a base salary of $100,000. Depending upon his performance and that of the Company, Mr. McAllister will be eligible for monthly, quarterly, and annual bonuses. Mr. McAllister's employment is terminable at any time by either party upon three months prior written notice to the Company. In the event of termination by the Company without cause, the Company shall pay Mr. McAllister severance equal to six months of his base salary.

  Laurie Hughes

        On January 5, 2004, the Company entered into an employment agreement with Ms. Hughes as the Company's Vice President, Business Affairs and Licensing.

        The employment agreement provides for a base salary of $162,000. Depending upon her performance and that of the Company, Ms. Hughes will be eligible for an annual bonus of up to 45 percent of her base salary. Ms. Hughes' employment is terminable at any time by either party upon three months prior written notice. In the event of termination by the Company without cause, the Company shall pay Ms. Hughes severance equal to six months of her base salary.

  Chris Marcolefas

        On June 14, 2004, the Company entered into an employment agreement with Mr. Marcolefas as the Company's Vice President, Operations.

        The employment agreement provides for a base salary of $135,000 CDN. Depending upon his performance and that of the Company, Mr. Marcolefas will be eligible for an annual bonus of up to 25 percent of his base salary. Mr. Marcolefas' employment is terminable at any time by either party upon three months prior written notice. In the event of termination by the Company without cause, the Company shall pay Mr. Marcolefas severance equal to six months of his base salary.

Executive Officers Who Are Not Directors

        Set forth below is certain information regarding persons who are Executive Officers of the Company and who are not directors of the Company.

        Matthew Carson, 46, has served as the Company's Vice President, Finance and Chief Financial Officer since June 2001. From November 1998 to May 2001, Mr. Carson was employed by MDP Worldwide Entertainment Inc., a film production and distribution company, where he held the position of Vice President, Finance and Chief Financial Officer.

        From November 1997 to November 1998, Mr. Carson was Vice President, Business Development, for BHVR Communications Inc., a communications company, where his responsibilities included identifying and coordinating merger and acquisition opportunities. Prior to 1997, Mr. Carson worked with Ernst & Young LLP, where he was appointed to Partner of its Corporate Finance Group in 1993.

        Dan McAllister, 40, has served as Vice President, Coin-Operated Sales since March 15, 2002. Mr. McAllister had previously served as the Director of Sales for the Company since August of 1997. In this position he was responsible for developing and implementing a field sales and sales support team.

        Mr. McAllister received his BS from Babson College in Wellesley, Massachusetts.

        Laurie Hughes, 49, is an attorney and was named Vice President, Business Affairs and Licensing of the Company in January 2004. Prior to that she was employed by ASCAP where she held the position of Assistant Vice President, Business Affairs from September 2003 to December 2003 and was Director of Business Affairs from September 1995 to September 2003.

        Chris Marcolefas, 38, was named Vice-President, Operations of the Company on June 7, 2004. Prior to that, he acted as a consultant to the Company from March 2002 to June 2004 and was Chief Financial Officer and Vice President, Business Development from February 2001 to March 2002.

        Dominique Dion, 30, has served as the Company's Vice President, Research and Development since June 2003. Mr. Dion had previously served as a research and development director for the Company from January 1998 to June 2003.

Board Compensation Committee Report on Executive Compensation

        The Compensation Committee reviews and approves on an annual basis the compensation of all executive officers. Each of the Company's executive officers, with the exception of Dominique Dion has entered into an employment contract with the Company. The Compensation Committee reviewed and approved the recommended compensation for each executive officer for the years 2003 and 2004 as submitted by the Chief Executive Officer of the Company. The Compensation Committee considers the specific performance of the Company in setting compensation for all executive officers.

        For the year 2003 the Compensation Committee considered the Company's financial performance and tight financial situation in determining Mr. Perrachon's overall compensation for the year 2003. In light of these facts, the Committee concluded that Mr. Perrachon and all executive officers would be awarded no additional compensation over their base salaries for the 2003 year.

        For the year 2004 the Compensation Committee considered the Company's financial performance as a whole and each executive's substantial individual contributions during the year in the assessment of compensation of each of the Company's executives. In determining and approving Mr. Perrachon's bonus, the Committee reviewed the maximum bonus payable under the bonus plan approved by the Board. It then evaluated the Company's performance against pre-established goals and Mr. Perrachon's individual performance against pre-established goals.

        As a result, in recognition of Mr. Perrachon's and the Company's above-target performance on financial goals and Mr. Perrachon's above-target performance on personal goals, the Compensation Committee approved a bonus of $165,375.

        The recommendations of the Compensation Committee were accepted by the Board of Directors with no modifications.

BENEFICIAL OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information as of August [    ], 2005 (except as otherwise noted in the footnotes) regarding the beneficial ownership of the Company's voting securities of: (i) each of the Company's directors; (ii) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock or the Voting Preferred Stock; (iii) each of the Named Executives; (iv) the two highest-paid employees who were not executives; and (v) all current directors and executive officers and two highest-paid employees who are not executives of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

	Number of Shares Beneficially Owned Directly or Indirectly
NAME AND ADDRESS OF BENEFICIAL OWNER	COMMON STOCK		VOTING PREFERRED STOCK(1)	TOTAL NUMBER OF VOTING SECURITIES	PERCENT OF CLASS(*)
Current Directors
John B. Perrachon 45 Mayhew Larchmont, NY 10538-2740	3,583,932	(9)	—	3,583,932	8.9%
Tony Mastronardi 1200 McGill College Montreal, Quebec H3B 4G7	10,197,194	(2)(3)(13)	—	10,197,194	25.3%
Guy Nathan 80 Berlioz, Apt. 1106 Nun's Island, Quebec H3E 1N9	10,297,194	(2)(3)(5)(13)	—	10,297,194	25.6%
Hubert Manseau c/o Multiple Capital Inc. 1010 Sherbrooke Street West Suite 1200 Montreal, Quebec H3A 2R7	—		—	—	—

Robert Jamieson 113 Meadow Wood Drive Greenwich, Connecticut 06830	50,000		—		50,000	(4)	**
William Meder 438 Lakeshore Road Beaconsfield, Quebec H9W 4H9	50,000		—		50,000	(4)	**
James Grant 97 Bayloch Road (P) Lakevale, Antigonish County, Nova Scotia B2G 2L2	50,000		—		50,000	(4)	**
5% Beneficial Owners
Tonino Lattanzi 12 Rue Dubois Clamart 92140 France	10,539,898	(2)(3)(6)(13)	—		10,539,898		26.1%
Caisse de Depot et Placement du Quebec(16) 1000, Place Jean-Paul Riopelle Montreal, Quebec H2Z 2B3	—		18,124,663	(7)(13)	18,124,663		44.9%
Lothian Partners 27 SARL 14 rue du Marché-aux-Herbes L-1728, Luxembourg Grand Duchy of Luxembourg	—		3,608,186	(8)(13)	3,608,186		8.9%
Techno Expres 36 rue du Marche Alfortville, 94140 France	10,001,920	(2)(13)	—		10,001,920		24.8%

Named Executives(10)
Matthew Carson 105 Jasper Town of Mount Royal, Quebec H3P 1K1	175,000	(11)	—		175,000		**
Dan McAllister 702 Randolph Avenue Fort Washington, PA 19034	124,550	(12)	—		124,550		**
Two Most Highly Compensated Employees Who Are Not Executives
Dan Clarton	66,320	(14)	—		66,230		**
James Kelly	41,660	(15)	—		41,660		**
All current directors, executive officers and two highest paid non-executives as a group (14 persons)	14,458,686		—		14,458,686		34.9%

*
The Common Stock and Voting Preferred Stock vote together as a single class. Percentage amounts based on all outstanding Common Stock, Series A Preferred Stock, Series B Preferred Stock, and options to purchase Common Stock which are exercisable within sixty days of August [    ], 2005.

**
Less than one percent.

(1)
Voting Preferred Stock includes both Series A Preferred Stock and Series B Preferred Stock ("VOTING PREFERRED STOCK"). The holders of each share of Voting Preferred Stock are entitled to one vote per share held.

(2)
Messrs. Mastronardi, Nathan, and Lattanzi each own one-third of the capital stock of Techno Expres, SA, a French corporation with offices at 36, Rue du Marche, Alfortville 94140 France, which owns 10,001,920 shares of Common Stock, which represents approximately 67.5 percent of the total number of shares of Common Stock outstanding, and approximately 25 percent of the total number of the Company's outstanding voting securities. These 10,001,920 shares of Common Stock are subject to the Shareholders Agreement discussed below in footnote 13 to this beneficial ownership table and in Item 12.

(3)
Messrs. Mastronardi, Nathan, and Lattanzi own 50, 16.67, and 33.33 percent, respectively, of the capital stock of TouchTunes Juke Box Inc., a Canadian corporation, with offices at 4973 Felix-McLearnan, Pierrefonds, Quebec, H8Y 3L2. TouchTunes Juke Box Inc. holds 195,274 shares of Common Stock, which represent approximately 1.3 percent of the total number of shares of Common Stock outstanding, and approximately 0.5 percent of the total number of the Company's outstanding voting securities.

(4)
Includes options to purchase 50,000 shares of Common Stock that are exercisable within sixty days of August [    ], 2005.

(5)
Includes options to purchase 100,000 shares of Common Stock that are exercisable within sixty days of August [    ], 2005.

(6)
Mr. Lattanzi indirectly owns Neturba SRL, an Italian corporation with offices at via Bonafica 26 63040 Malitignano, Italy. Neturba SRL holds 14,666 shares of Common Stock.

(7)
Represents 9,235,774 shares of Series A Preferred Stock and 8,888,889 shares of Series B Preferred Stock held by CDPQ. The Series A Preferred Stock is convertible into 27,707,322 shares of Common Stock, at the option of the holder, within sixty days of August [    ], 2005. The Series B Preferred Stock is convertible into 40,000,000 shares of Common Stock.

(8)
Represents 3,608,186 shares of Series A Preferred Stock held by Lothian that are convertible into 10,824,558 shares of Common Stock, at the option of the holder, within sixty days of August [    ], 2005.

(9)
Represents options to purchase 3,515,182 shares of Common Stock that are exercisable within sixty days of August [    ], 2005 and 68,750 common shares held directly by Mr. Perrachon.

(10)
Other than John B. Perrachon, Tony Mastronardi, and Guy Nathan, who are listed in the chart as Directors or 5% Beneficial Owners, respectively.

(11)
Includes options to purchase 175,000 shares of Common Stock that are exercisable within sixty days of August [    ], 2005.

(12)
Includes options to purchase 124,550 shares of Common Stock that are exercisable within sixty days of August [    ], 2005.

(13)
These shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock are subject to the Shareholders Agreement.

(14)
Includes options to purchase 66,320 shares of Common Stock that are exercisable within 60 days of August [    ], 2005.

(15)
Includes options to purchase 41,660 shares of Common Stock that are exercisable within 60 days of August [    ], 2005.

(16)
CDPQ is in the process of transferring its interest in the Company to an entity to be formed by CDPQ, which will also hold certain other of CDPQ's investments. VantagePoint Venture Partners ("VPVP"), a private venture capital firm, will have an equity interest in this new entity. In addition, VPVP is providing and will continue to provide management advice to this new entity. As a result, VPVP may be deemed to have voting and dispositive control over the shares of capital stock of the Company held by the new entity. In its capacity as advisor to CDPQ, VPVP has also had discussions with the Company on behalf of CDPQ regarding the Company's business strategy.

        The beneficial ownership interests noted in the chart above for Tony Mastronardi, Guy Nathan and Tonino Lattanzi, the three controlling stockholders of Techno Expres and TouchTunes Jukebox Inc., include all of the 10,001,920 and 195,274 shares of Common Stock held by these two companies respectively.

Section 16(A) Beneficial Ownership Reporting Compliance

        The reporting persons James Grant, William Meder and Robert Jamieson did not file Form 3 upon becoming a reporting person of the Company. The Form 3 of these reporting persons were filed in June 2005.

Certain Relationships and Related Transactions

        The Company's funding has come principally from a group of two investors: Innovatech (whose interest in the Company has since been acquired by Lothian) and CDPQ (formerly CDP Capital Technologies and CDP Capital Communications). To date, they have collectively invested approximately $43 million in the Company, which has provided the Company with sufficient capital resources to finance its start-up activities and to commence commercial operations.

        In May 2000, the Company issued an aggregate of 8,888,889 shares of Series B Preferred Stock to CDP Capital Technologies and CDP Capital Communications. Specifically, the Company issued 2,222,222 shares of Series B Preferred Stock to CDP Capital Technologies in exchange for the conversion of $5 million in prior advances to the Company. The remaining 6,666,667 shares of Series B Preferred Stock were issued to CDP Capital Communications in exchange for proceeds consisting of (i) $14 million in cash and (ii) $1 million previously advanced by CDP Capital Communications to the Company

        In July 2001, the Company's Board of Directors approved the terms of an unsecured loan facility (the "UNSECURED LOAN FACILITY"), from CDP Capital Communications and CDP Capital Technologies, for up to a maximum of $5 million. Under these terms, CDP Capital Communications and CDP Capital Technologies committed to lend up to $3 million and $2 million, respectively. As at March 31, 2003, $3.5 million had been advanced by CDP Capital Communications and CDP Capital Technologies in the form of promissory notes ("CDP NOTES") excluding accrued interest of $1 million thereon, bearing interest at the rate of 20 percent per annum, repayable 30 days after issuance unless exchanged earlier for debentures issuable under the Unsecured Loan Facility.

        On December 20, 2002, the Company issued convertible debentures ("DEBENTURES") to two principal stockholders, namely CDP Capital Communications and CDP Capital Technologies, for a principal amount of $400,000 each, bearing interest at 20 percent per annum and maturing on June 30, 2003.

        On June 10, 2003, the Company completed a capital restructuring providing for the conversion of the Unsecured Loan Facility and the Debentures and accrued dividends and accretion on Series B Preferred Stock into a new series of preferred stock.

        As a result of this transaction, the Unsecured Loan Facility totaling $5,325,000 and dividends and accretion due on Series B Preferred Stock totaling $10,981,663 were converted into 25,000,000 Class C non-voting Preferred Stock with an issuance price of $12,500,000.

        The Company's Board of Directors and the requisite number of stockholders of the Company also approved amendments to the Company's Second Amended and Restated Articles of Incorporation necessary to effect this capital restructuring. These amendments were to:

  (1)
  increase the aggregate number of authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares;

  (2)
  create a new class of authorized preferred stock, consisting of 30,000,000 authorized shares of Series C non-voting Preferred Stock, par value $0.001 ("SERIES C PREFERRED STOCK"). The Series C preferred stock has an issuance price of $0.50 per share and a liquidation preference over the Series A Preferred Stock, Series B Preferred Stock and Common Stock (as may be adjusted for stock splits, dividends, combinations or other recapitalizations with respect to such shares). The Series C Preferred Stock shall not be entitled to voting rights, dividend rights, or redemption rights;

  (3)
  provide that the issuance of Series C Preferred Stock at a conversion price lower than that of Series A Preferred Stock or Series B Preferred Stock would trigger a reduction to such lower price of the exercise price of the Series A Preferred Stock and Series B Preferred Stock;

  (4)
  remove the right of holders of Series B Preferred Stock to receive a cumulative and preferred dividend;

  (5)
  remove the right of holders of Series B Preferred Stock to demand redemption by the Company and remove the Company's right to redeem the Series B Preferred Stock at its option;

  (6)
  reduce the voting rights of the Series A Preferred Stock and Series B Preferred Stock to one vote per each outstanding share of Preferred Stock, in lieu of one vote per share of Common Stock into which a holder's Preferred Stock could be converted; and

  (7)
  require that dividends declared or any distribution even upon or on any liquidation, dissolution, or winding-up be shared among Series A preferred stock, Series B preferred stock, and Class A voting common stock holders without any distinction as to classes, as on an as-if-converted to Class A common stock.

        In addition to the above capital restructuring, the Company's Board of Directors voted to eliminate the Company's accumulated deficit as of June 30, 2003, by a corresponding decrease of the additional paid-in capital.

        The Company entered into the Shareholders Agreement (which replaced the original agreement dated May 18, 2000), with Techno Expres, CDPQ and Innovatech (whose interest in the Company has since been acquired by Lothian)(collectively the "Stockholders"). CDPQ and Lothian hold 21,732,849 shares of the Voting Preferred Stock, which represents approximately 59.4 percent of the voting power of the Company's capital stock. Lothian Partners 27 SARL, in connection with its acquisition of Innovatech's interest in the Company, has agreed to succeed to Innovatech's rights and obligations under the Shareholders Agreement.

        The voting rights and powers of the Stockholders under the Shareholders Agreement include, but are not limited to, the following:

  •
  SELECTION OF DIRECTORS: Pursuant to the terms of the Shareholders Agreement, the Stockholders shall vote their shares of Common Stock and Voting Preferred Stock to ensure that at least eight directors are elected to the Board of Directors of the Company. Generally, of the eight directors: (i) four shall be nominees of CDPQ; (ii) one shall be a nominee of Lothian; (iii) two shall be nominees of Techno Expres; and (iv) the other one will be the Company's Chief Executive Officer.

  •
  MATTERS SUBJECT TO THE APPROVAL OF CDPQ: Until the Company completes its next public offering, or for so long as CDPQ owns at least 15 percent of the voting securities of the Company, the stockholders agree to cause the Company to submit certain corporate actions for the prior approval of CDPQ. Such actions include: (i) establishing the annual budget; (ii) hiring and firing any senior officers or employees; (iii) amending the Articles of Incorporation or Bylaws; (iv) entering into loan agreements, asset agreements, acquisition agreements, or other transactions not in the ordinary course of business; (v) creating subsidiaries; and (vi) settling any legal proceedings.

  •
  MATTERS SUBJECT TO THE APPROVAL OF CDPQ AND LOTHIAN: Until the Company completes its next public offering, or for so long as CDPQ and Lothian own at least 15 percent of the voting securities of the Company, the stockholders agree to cause the Company to submit for the prior approval of CDPQ and Lothian any corporate action that would result in: (i) any change in the capital stock of the Company; (ii) a merger, consolidation, or sale of all or a substantial part of the assets of the Company; or (iii) a declaration of dividends or the redemption of the Company's capital stock, other than in conformity with its Articles of Incorporation.

        The Shareholders Agreement terminates upon the happening of one of the following: (i) all of the issued and outstanding shares of the Company are owned by one person; (ii) the bankruptcy or dissolution (whether voluntary or involuntary) of the Company; or (iii) by written consent of all of the parties to the Shareholders Agreement.

        The Company also entered into investment transactions with CDPQ and Innovatech (which subsequently sold its interest in the Company to Lothian). Note that based upon the number of shares of

Common Stock outstanding as of August [    ], 2005, in the event of the exchange (i) by CDPQ and Lothian of their 12,843,960 shares of Series A Preferred Stock into 38,531,880 shares of Common Stock and (ii) by CDPQ of their 8,888,889 shares of Series B Preferred Stock into 40,000,000 shares of Common Stock, CDPQ and Lothian would collectively own approximately 84 percent of the outstanding shares of Common Stock on a fully diluted basis.

Transactions with the Company's Executives

        As described above under the category "Employment Agreements," the Company has entered into employment agreements with the Named Executives.

        In December 2003, the Company issued 68,750 shares of Class A Common Stock to John Perrachon, the Company's President and Chief Executive Officer, in lieu of a salary increase for 2003.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT AUDITORS

        In April, 2004 and in May 2005 the Board of Directors selected the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal years ending December 31, 2004 ("FISCAL 2004") and December 31, 2005 ("Fiscal 2005") respectively. This nationally known firm has no direct or indirect financial interest in the Company.

        The Audit Committee's pre-approval policies and procedures are to review any proposed engagement of its independent certified public accountant, whether for auditing or other services, and to give its prior approval of such engagement, considering, among other things, whether the proposed engagement would impact the independence of our independent certified public accountants.

        The Board of Directors is submitting the selection of Ernst & Young LLP as the Company's independent auditor for FISCAL 2004 and FISCAL 2005 for ratification by the stockholders at the Annual Meeting. If a majority of the shares of Common Stock, together with the Voting Preferred Stock, represented in person or by proxy at the meeting are not voted for ratification, the Board will reconsider its appointment of Ernst & Young LLP as independent auditors for FISCAL 2004 and FISCAL 2005.

        A representative of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so. It is anticipated that such representative will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR FISCAL 2004 and FISCAL 2005.

PROPOSAL 4 — AMENDMENT TO THE 2000 LONG-TERM INCENTIVE PLAN

        The Board of Directors of the Company brings to the shareholders approval an amendment to the Company's 2000 Long-Term Incentive Plan (the "INCENTIVE PLAN"). The Incentive Plan, including the proposed amendment, is attached as Annex D to this Proxy Statement.

        The Incentive Plans is intended to assist the Company and its affiliate in attracting and retaining persons of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company and its affiliates.

        The Incentive Plan provides for the grant of options to purchase shares of Common Stock, as well as Restricted Stock, Incentive Shares, and Performance Awards (as such terms are defined in the Incentive Plan) to employees of the Company.

        Pursuant to Section 5 of the Incentive Plan, the maximum number of shares of Common Stock that may be issued under the Incentive Plan is 7,000,000 with up to an additional fifteen percent of any shares newly issued during a given year. The maximum number of shares with respect to which an employee may be granted options under the Incentive Plan is 3,000,000 shares.

        Pursuant to Section 6 of the Incentive Plan, the price per share of Common Stock at which an Incentive Stock Option may be exercised shall not be less than 100 percent of the Fair Market Value, as determined in accordance with the Incentive Plan. The committee administrating the Incentive Plan determines the Option Period, which may not exceed ten years from the date of grant of such option, and five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder.

        The current fair market value of the Common Shares underlying the options issued under the Incentive Plan is $0.39 per share on a fully-diluted basis.

U.S. Federal Income Tax Consequences

        The Incentive Plan is not qualified under Section 401(a)of the Code. In general, neither the grant nor the exercise of an incentive stock option granted under the Incentive Plan will result in taxable income to the option holder or a deduction to the Company. If the option holder does not dispose of stock received upon exercise of an incentive stock option within two years after the date the option is granted and within one year after the date of exercise, any later sale of such stock will result in a capital gain or loss.

        If stock received upon the exercise of an incentive stock option is disposed of before the holding period requirements described above have been satisfied, the option holder will generally realize ordinary income at the time of disposition. The amount of such ordinary income will generally be equal to the difference between the fair market value of the stock on the date of exercise and the option price.

        Certain option holders exercising incentive stock options may become subject to the alternative minimum tax, under which the difference between (a) the fair market value of the stock purchased under incentive stock options, determined on the date of exercise, and (b) the exercise price, will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

        This summary is not a complete description of the United States federal income tax aspects of the Incentive Plan. Moreover, this summary relates only to federal income taxes; there may also be federal estate and gift tax consequences associated with the Incentive Plan, as well as foreign, state, and local tax consequences.

        The benefits to be received by an option holder in the event of a Change of Control would be an immediate vesting of all outstanding unvested options. The following individuals would benefit from such an event as follows:

Name	Number of options
John Perrachon	319,562
Robert Jamieson	50,000
William Meder	50,000
James Grant	50,000
All other employees as a group	1,750

        As at August [    ], 2005, 5,029,744 options have been issued and remain outstanding under the Incentive Plan.

Proposed Amendments to the Incentive Plan

        On September 17, 2004, the Board of Directors approved an amendment to the Incentive Plan, whereby the Incentive Plan would now provide that all stock options would vest immediately upon a change of control.

        A "change of control" under the amended Incentive Plan would include an event of dissolution, liquidation, merger, or consolidation in which the Company is not the surviving corporation or in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration.

        The board of Directors of the Company is submitting the amendment to the Incentive Plan for approval by the stockholders at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT
OF THE INCENTIVE PLAN

OTHER BUSINESS

        The Company does not presently know of any matters that will be presented for action at the meeting other than those set forth herein. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment.

Annual Reports

        The Company has filed with the SEC an annual report on form 10-KSB for fiscal 2003 and an annual report on Amended Form 10-K for fiscal 2004. The Company's form 10-KSB for 2003 and Amended Form 10-K for 2004 are enclosed with this proxy statement. Copies of the form 10-KSB for 2003 and the Amended Form 10-K for 2004 are available, without charge, upon written request to the Company at c/o Touchtunes Digital Jukebox, Inc. 3 Commerce Place, 4th Floor, Nuns' Island, Montreal, Quebec H3E 1H7, Attention: Matthew Carson, and also may be accessed electronically by means of the SEC's home page on the Internet at "http://www.sec.gov".

2006 Annual Meeting of Stockholders — Deadline for Submitting Shareholder Proposals

        It is presently contemplated that the annual meeting of stockholders following fiscal 2005 (the "2006 ANNUAL MEETING") will be held on or about May 15, 2006. Under the current rules of the Securities and Exchange Commission, in order for any appropriate stockholder proposal to be considered for inclusion in the proxy materials of the Company for the 2006 Annual Meeting, it must be received by the Corporate Secretary of the Company, located at TouchTunes Music Corporation, 1800 Sahara Avenue, Suite 107, Las Vegas, Nevada 89104, no later than the close of business on [DATE], 2006 by certified mail, return receipt requested.

        Pursuant to the proxy rules under the Securities Exchange Act of 1934, the Company's stockholders are notified that the deadline for providing the Company with timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the 2006 Annual Meeting will be March 31, 2006. As to all such proposals about which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company's proxy statement related to the 2005 Annual Meeting. If notice of such a stockholder proposal is received by the Company on or prior to such date, such proposal is properly presented at the 2006 annual meeting and is not included in the Company's proxy statement for such meeting, the proxies appointed by the Company may exercise discretionary authority if, in such proxy statement, the Company advises stockholders on the nature of such proposal and how the proxies appointed by the Company intend to vote on such proposal, unless the stockholder submitting such proposal satisfies certain requirements of the Securities and Exchange Commission, including the mailing of a separate proxy statement to the Company's stockholders.

Additional Information

        Copies of any information incorporated in this proxy statement by reference to any other document filed by the Corporation with the Securities and Exchange Commission may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of such documents may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is "www.sec.gov." The Corporation will also make copies of such documents available to stockholders upon written request to the Corporation's headquarters.

        If you have any questions about the Reverse Stock Split, you may contact the secretary of the Corporation, Matthew Carson, in writing at 3 Place du Commerce, 4th Floor, Montreal, Quebec H3E 1H7, Canada, and by telephone at (514)-765-8234.

By Order of the Board of Directors,
/s/ MATTHEW CARSON Matthew Carson Corporate Secretary

DOCUMENTS INCORPORATED BY REFERENCE

        The Company's annual report for the year ended December 31, 2003 on Form 10-KSB, filed on March 31, 2004 and the Company's annual report for the year ended December 31, 2004 on Amended Form 10-K filed on March 30, 2005 are incorporated herein by reference. Form 10-KSB for 2003 and Amended Form 10-K for 2004 are delivered to security holders with this proxy statement.

ANNEX A

SUMMARY OF APPRAISAL RIGHTS
IN CONNECTION WITH PROPOSED TRANSACTION

        Any stockholder that would receive in connection with the Reverse Stock Split cash in lieu of any fractional share of Common Stock such stockholder would otherwise be entitled has the right under the General Corporation Law of the State of Nevada to dissent and instead obtain payment of the fair value of such fractional share. The rights of dissenting stockholders in connection with Reverse Stock Split are enumerated in sections 92A.300 through 92A.500, inclusive, of the General Corporation Law of the State of Nevada, a summary and the full text of which are set forth below.

Summary of Rights of Dissenting Stockholders

        Any stockholder that would receive in connection with the Reverse Stock Split cash in lieu of any fractional share of Common Stock such stockholder would otherwise be entitled may instead demand payment of the fair value of such fractional share by giving the Company written notice of such demand, substantially in the form attached as Exhibit B to the transaction statement to which this summary is attached, sent by first class mail, by reputable overnight business courier, or by hand to the principal business offices of the Company at 3 Place du Commerce, 4th Floor, Montreal, Quebec H3E 1H7, Canada, Attention: Chief Financial Officer, not later than [DATE], 2005.

        Any stockholder demanding payment of the fair value of a fractional share must deposit all certificates held thereby representing shares of Common Stock with the transfer agent of the Company sent by first class mail, by reputable overnight business courier, or by hand to National Stock Transfer, 1512 South 1100 East, Salt Lake City, Utah 84105, not later than [DATE], 2005.

        Any stockholder that does not timely demand payment of the fair value of such stockholder's fractional share or does not timely deposit all certificates held thereby representing shares of Common Stock with the transfer agent as provided above will not be entitled to payment of the fair value of such stockholder's fractional share under the dissenters' rights provisions of the General Corporation Law of the State of Nevada.

        Within thirty days after the Company receives any timely and complete demand for payment of the fair value of a fractional share, the Company must pay the dissenting stockholder an amount the Company estimates to be the fair value of such fractional share, plus accrued interest, together with, among other things: (i) a balance sheet as of the end of a fiscal year ending not more than sixteen months before the payment date, a statement of income for that year, a statement of changes in the stockholders' equity for that year, and the latest available interim financial statements, if any; and (ii) a statement of the Company's estimate of the fair value of such fractional share; (iii) an explanation of how the interest was calculated.

        The Company may, however, withhold payment with respect to any portion of such fractional share attributable to shares of Common Stock acquired by such dissenting stockholder on or after December 3, 2003, the date on which the Company first publicly announced, by press release and by current report filed with the United States Securities and Exchange Commission, its intention to effect the Reverse Stock Split. If the Company elects to withhold payment on this basis, it must offer to pay the fair value of such fractional share, plus accrued interest, subject to the agreement of such dissenting stockholder to accept that amount in full satisfaction of such dissenting stockholder's demand.

        Within thirty days of receipt of payment or an offer of payment of the fair value of such stockholder's fractional share, plus accrued interest, a dissenting stockholder may notify the Company in writing of such stockholder's own estimate of the fair value of such fractional share and the amount of interest due, and demand payment of such amount, less any payment previously paid by the Company, or reject an offered payment by the Company and demand payment of the fair value of such fractional share, plus accrued interest, if such stockholder believes that the amount paid or offered by the Company is less than the fair value of such stockholder's fractional share or that the interest due is incorrectly calculated.

        If a demand for payment remains unsettled, the Company must commence a proceeding in a district court of the State of Nevada (either: (i) of the county where the Company's registered office is located; or (ii) at the election of any dissenter residing or having its registered office in the State of Nevada, of the county where the dissenter resides or has its registered office) within sixty days after receiving such demand, and petition the court to determine the fair value of the subject fractional share and accrued interest. If the Company fails timely to commence such a proceeding, it must pay the amount demanded.

        The costs of any such proceeding will be borne by the Company, except to the extent that the court finds the dissenting stockholder acted arbitrarily, vexatiously, or not in good faith in demanding payment, in which case the court may assess an equitable amount of such costs against the dissenting stockholder. The court may also assess the fees and expenses of counsel and experts to either party to any such proceeding against the other is such other party acted arbitrarily, vexatiously, or not in good faith in exercising its rights under the dissenters' rights provisions of the General Corporation Law of the State of Nevada (or, in the case of the Company, if it did not substantially comply with the requirements of such provisions).

        Stockholders who vote in favor of the Reverse Stock Split would be precluded from exercising their appraisal rights. Therefore stockholders who intend to exercise their appraisal rights must either vote against or abstain from voting on the Reverse Stock Split.

        The foregoing is a summary of certain material terms of the dissenters' rights provisions of the General Corporation Law of the State of Nevada. It does not include or summarize all material information regarding the rights of dissenting stockholders in connection with the Reverse Stock Split. Stockholders are urged to read carefully the full text of such provisions in order to understand the full extent of and any applicable limitations on such rights.

TEXT OF STATUTORY PROVISIONS GOVERNING RIGHTS OF DISSENTING STOCKHOLDERS

NRS 92A.300 DEFINITIONS.    As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305 "BENEFICIAL STOCKHOLDER" DEFINED.    "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310 "CORPORATE ACTION" DEFINED.    "Corporate action" means the action of a domestic corporation.

NRS 92A.315 "DISSENTER" DEFINED.    "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320 "FAIR VALUE" DEFINED.    "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

NRS 92A.325 "STOCKHOLDER" DEFINED.    "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330 "STOCKHOLDER OF RECORD" DEFINED.    "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

NRS 92A.335 "SUBJECT CORPORATION" DEFINED.    "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340 COMPUTATION OF INTEREST.    Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

NRS 92A.350 RIGHTS OF DISSENTING PARTNER OF DOMESTIC LIMITED PARTNERSHIP.    A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

NRS 92A.360 RIGHTS OF DISSENTING MEMBER OF DOMESTIC LIMITED-LIABILITY COMPANY.    The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370 RIGHTS OF DISSENTING MEMBER OF DOMESTIC NONPROFIT CORPORATION.

1.
Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.
Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380 RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO OBTAIN PAYMENT FOR SHARES.

1.
Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a)
Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1)
If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

    (2)
    If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

  (b)
  Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.

  (c)
  Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2.
A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

NRS 92A.390 LIMITATIONS ON RIGHT OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR SERIES; ACTION OF STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER.

1.
There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a)
The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b)
The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1)
Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

(I)
The surviving or acquiring entity; or

(II)
Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

(2)
A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2.
There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

NRS 92A.400 LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.

1.
A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2.
A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

(a)
He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

  (b)
  He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

NRS 92A.410 NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT.

1.
If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2.
If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

NRS 92A.420 PREREQUISITES TO DEMAND FOR PAYMENT FOR SHARES.

1.
If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

(a)
Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b)
Must not vote his shares in favor of the proposed action.

2.
A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

NRS 92A.430 DISSENTER'S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; CONTENTS.

1.
If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

2.
The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a)
State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b)
Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c)
Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d)
Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than sixty days after the date the notice is delivered; and

(e)
Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440 DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER.

1.
A stockholder to whom a dissenter's notice is sent must:

(a)
Demand payment;

(b)
Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

(c)
Deposit his certificates, if any, in accordance with the terms of the notice.

2.
The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

3.
The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

NRS 92A.450 UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.

1.
The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2.
The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

NRS 92A.460 PAYMENT FOR SHARES: GENERAL REQUIREMENTS.

1.
Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a)
Of the county where the corporation's registered office is located; or

(b)
At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2.
The payment must be accompanied by:

(a)
The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

(b)
A statement of the subject corporation's estimate of the fair value of the shares;

(c)
An explanation of how the interest was calculated;

(d)
A statement of the dissenter's rights to demand payment under NRS 92A.480; and

(e)
A copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.470 PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER'S NOTICE.

1.
A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2.
To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

NRS 92A.480 DISSENTER'S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.

1.
A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2.
A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

NRS 92A.490 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.

1.
If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within sixty days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2.
A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3.
The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.
The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.
Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a)
For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

  (b)
  For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.

1.
The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.
The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a)
Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b)
Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.
If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.
In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.
This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

ANNEX B

FORM OF DEMAND FOR PAYMENT OF FAIR VALUE

TouchTunes Music Corporation
3 Place du Commerce, 4th Floor
Montreal, Quebec H3E 1H7
Canada

Attention: Chief Financial Officer

Re: Demand for Payment of Fair Value of Fractional Share in Connection with Reverse Stock Split

        The undersigned stockholder of TouchTunes Music Corporation (the "Corporation") hereby demands pursuant to Section 92A.440 of the General Corporation Law of the State of Nevada that the Corporation pay to the undersigned the fair value of the fractional share of Class A voting common stock, par value $0.001 per share, that the undersigned would be entitled to in connection with the reverse stock split (the "Reverse Stock Split") to be effected by the Corporation, as described in the transaction statement, dated [DATE], 2004, sent by the Corporation to its stockholders, if the Corporation had not elected to pay cash in lieu of issuing such fractional share.

        The undersigned hereby certifies that he currently beneficially owns                          shares of Common Stock, before giving effect to the proposed Reverse Stock Split. The undersigned hereby certifies that he acquired beneficial ownership of                          of such shares before December 3, 2003, the date on which the Corporation first publicly announced, by press release and by current report filed with the United States Securities and Exchange Commission, its intention to effect the Reverse Stock Split. The undersigned hereby acknowledges that he is not entitled to receive payment of the fair value of any shares of Common Stock he acquired after such date unless he agrees to accept such payment in full satisfaction of his demand.

            (Name as it appears on share certificates)

                                          (Signature)

                                               (Date)

B-1

ANNEX C

COMPARABLE TRANSACTIONS

        Following is a list of the transactions that the Company considered in connection with assessing both the substantive and the procedural fairness of the Reverse Stock Split. The Company considered any going private transaction effected by means of a reverse stock split with a principal rationale of cost-saving to be a comparable transaction for purposes of this analysis. While the attached is not an exhaustive enumeration of such comparable transactions undertaken in recent years, the Company believes that it is a representative sample.

        Among the principal findings that the Company noted in reviewing the selected comparable transactions were:

  •
  Of the twelve comparable transactions considered, the transaction price paid to shareholders for fractional shares represented a premium to the then-current market price — ranging from 0.7 percent to 900.0 percent — in nine of them, represented neither a premium nor a discount in two of them, and represented a 25.0 percent discount in one of them. The 85.2 percent premium to be paid in connection with the Proposed Transaction is within this range, falling below four of the comparable transactions and above eight.

  •
  The transaction price paid to shareholders for fractional shares represented a premium to the highest historical price over the two-year period immediately preceding announcement in only one case (at 17.4 percent). The discounts to such historical high prices in the other eleven cases ranged from 1.0 percent to 96.5 percent, with the 2.0 percent discount to be paid in connection with the Proposed Transaction falling below only one of these, and above the other ten.

  •
  In only four of the reviewed transactions did the subject companies employ any of: (i) approval of the transaction by a vote of unaffiliated shareholders; (ii) approval of the transaction by a committee of the board of directors composed of independent directors; (iii) an independent, third-party fairness opinion; or (iv) an independent, third-party representative. In each of those cases, the value of the transaction in terms of cash expected to be paid to shareholders was nearly $2 million or greater, substantially higher than the transaction value of any of the transactions that did not employ such procedural safeguards, and higher by a factor of at least five than the estimated transaction value of the Reverse Stock Split; and the market capitalization of the subject companies was significantly greater than the market capitalization of the other transactions analyzed, and at least twice the market capitalization of the Company.

        The Company did consider other elements of the selected comparable transactions, such as the other financial analyses undertaken by the subject companies in making their substantive fairness determinations, with similar results.

Company; Symbol	Form; Date	Transaction Price	Market Cap(1)	Current Price(2)	Historical High(3)	Transaction Value(4)
TouchTunes Music Corporation; TTMC	13E-3; 20040212	$0.50	$4,003,396; 14,827,394 shares	$0.27; 20031202; 85.2% premium	$0.51; 2.0% discount	$360,000
Teltone Corp.; TLTN	14A/13E-3; 20020911	$0.24	$549,288; 6,866,105 shares	$0.08; 20020910; 200.0% premium	$1.625; 85.2% discount	$44,318
Chesapeake Financial Shares Inc.; CPKF	14A/13E-3; 20021017	$27.00	$29,307,164; 1,288,227 shares	$22.75; 20020830; 18.7% premium	$23.00; 17.4% premium	$1,979,073
Lincoln International Corp.; LINLA	14C/13E-3; 20021119; 20021114	$120.00	$1,405,920; 8,787 shares	$160.00; 20021114; 25.0% discount	$170.00; 29.4% discount	$100,000

Company; Symbol	Procedure
TouchTunes Music Corporation; TTMC	No unaffiliated stockholder vote; no fairness opinion; no stockholder representative
Teltone Corp.; TLTN	No unaffiliated stockholder vote; no fairness opinion; no independent board committee; no stockholder representative
Chesapeake Financial Shares Inc.; CPKF	No unaffiliated stockholder vote; FAIRNESS OPINION ($45,000 cost); no independent board committee; no stockholder representative
Lincoln International Corp.; LINLA	No unaffiliated stockholder vote; no fairness opinion; no independent board committee; no stockholder representative
Company; Symbol	Form; Date	Transaction Price	Market Cap(1)	Current Price(2)	Historical High(3)	Transaction Value(4)
Kimmins Corp.; KMMN	14A/13E-3; 20021126	$1.00	$2,923,281; 4,872,135 shares	$0.60; 20021125; 66.7% premium	$1.01; 1.0% discount	$52,272
Genesee Corp.; GENBA	14A/13E-3; 20021224	$8.60	$14,296,694; 1,674,086 shares	$8.54; 20021223; 0.7% premium	$35.50; 75.8% discount	$2,169,591
EBT International Inc.; EBTN	14A/13E-3; 20030203	$0.11	$1,614,850; 14,680,459 shares	$0.11; 20030203; no premium or discount	$3.18; 96.5% discount	$525
RFP Express Inc.; RFPX	14C/13E-3; 20030219	$0.20	$345,208; 17,710,383 shares	$0.02; 20030218; 900.0% premium	$0.239; 16.3% discount	$310
Acap Corporation; ACPC	14C/13E-3; 20030324	$485.00	$2,526,780; 7,324 shares	$345.00; 20030321; 40.6% premium	$490.00; 1.0% discount	$218,250
IFX Corp.; IFXCV	14A/13E-3; 20030409	$0.12	$478,536; 11,963,399 shares	$0.04; 20030409; 200.0% premium	$2.54; 95.3% discount	$3,000
Edison Controls Corp.; EDCO	14A/13E-3; 20030424	$7.00	$11,470,165; 1,638,595 shares	$7.00; 20030424; no premium or discount	$8.00; 12.5% discount	$3,421,486
Rampart Capital Corp.; RAC	14A/13E-3; 20030626	$3.50	$8,628,275; 2,905,143 shares	$2.97; 20030626; 17.9% premium	$3.80; 7.9% discount	$2,096,715
Summit Life Corp.; SMLF	14C/13E-3; 20030923; 20030924	$0.50	$538,251; 2,691,255 shares	$0.20; 20030923; 150.0% premium	$1.01; 50.5% discount	$14,207

Company; Symbol	Procedure
Kimmins Corp.; KMMN	No unaffiliated stockholder vote; no fairness opinion; no independent board committee; no stockholder representative
Genesee Corp.; GENBA	No unaffiliated stockholder vote; FAIRNESS OPINION ($25,000 cost); no independent board committee; no stockholder representative
EBT International Inc.; EBTN	No unaffiliated stockholder vote; no fairness opinion; no independent board committee; no stockholder representative
RFP Express Inc.; RFPX	No unaffiliated stockholder vote; no fairness opinion; no independent board committee; no stockholder representative
Acap Corporation; ACPC	No unaffiliated stockholder vote; no fairness opinion; no independent board committee; no stockholder representative

IFX Corp.; IFXCV	No unaffiliated stockholder vote; no fairness opinion; no independent board committee; no stockholder representative
Edison Controls Corp.; EDCO	No unaffiliated stockholder vote; FAIRNESS OPINION ($25,000 cost); INDEPENDENT BOARD COMMITTEE; no stockholder representative
Rampart Capital Corp.; RAC	No unaffiliated stockholder vote; FAIRNESS OPINION ($45,000 cost); INDEPENDENT BOARD COMMITTEE; no stockholder representative
Summit Life Corp.; SMLF	No unaffiliated stockholder vote; no fairness opinion; no independent board committee; no stockholder representative

(1)
Column shows market capitalization (based on market price of subject securities on date immediately prior to transaction announcement date) and number of shares outstanding on such date.

(2)
Market price of subject securities on date immediately prior to transaction announcement date or date of first Securities and Exchange Commission filing relating to transaction, in cases where transaction announcement date (if different) not readily determinable. Column shows current market price, date recorded, and premium (or discount) of transaction price above (or below) current market price.

(3)
Historical high market price of subject securities during applicable two-year look-back period. Column shows historical high market price, and premium (or discount) of transaction price above (or below) historical high market price.

(4)
Column shows estimated transaction value on date Schedule 13E-3 first filed.

ANNEX D

TOUCHTUNES MUSIC CORPORATION
2000 LONG-TERM INCENTIVE PLAN

        1.    DEFINITIONS.    In this Plan, except where the context otherwise indicates, the following definitions shall apply:

        1.1.    "Affiliate" means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or through one or more other Affiliates.

        1.2.    "Agreement" means a written agreement evidencing an Award.

        1.3.    "Award" means a grant of an Option, Performance Award, Restricted Stock, or Incentive Shares.

        1.4.    "Board" means the Board of Directors of the Company.

        1.5.    "Change in control" means an event of dissolution, liquidation, merger or consolidation in which the Company is not the surviving corporation or in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration.

        1.6.    "Code" means the Internal Revenue Code of 1986, as amended.

        1.7.    "Committee" means such committee(s), subcommittee(s) or person(s) appointed by the Board to administer this Plan or to make and/or administer specific Awards hereunder. If no such appointment is in effect at any time, "Committee" shall mean the Board.

        1.8.    "Common Stock" means the Class A voting common stock, par value $.001 per share, of the Company.

        1.9.    "Company" means TouchTunes Music Corporation, and any successor thereto.

        1.10.    "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Section 7.1.

        1.11.    "Date of Grant" means the date on which an Option is granted.

        1.12.    "Eligible Person" means any person who is (a) an Employee (b) hired to be an Employee, (c) a Non-Employee Director or (d) a consultant or independent contractor to the Company or an Affiliate and who is determined by the Committee to render key services to the Company or an Affiliate.

        1.13.    "Employee" means any person determined by the Committee to be an employee of the Company or an Affiliate.

        1.14.    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        1.15.    "Fair Market Value" means an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose, or, unless otherwise determined by the Committee, if the Shares are traded on a securities exchange or automated dealer quotation system, fair market value shall be the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select.

        1.16.    "Incentive Shares" means an award providing for the contingent grant of Shares pursuant to the provisions of Section 9.

        1.17.    "Incentive Stock Option" means an Option granted under this Plan that the Company designates as an incentive stock option under Section 422 of the Code.

        1.18.    "Non-Employee Director" means any member of the Company's or an Affiliate's Board of Directors who is not an Employee.

        1.19.    "Nonstatutory Stock Option" means an Option granted under this Plan that is not an Incentive Stock Option.

        1.20.    "Option" means an option to purchase Shares granted under this Plan in accordance with the terms of Section 6.

        1.21.    "Option Period" means the period during which an Option may be exercised.

        1.22.    "Option Price" means the price per Share at which an Option may be exercised.

        1.23.    "Participant" means an Eligible Person who has received an Award hereunder.

        1.24.    "Performance Award" means a performance award granted under the Plan in accordance with the terms of Section 10.

        1.25.    "Performance Goals" means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance standards may be particular to an Eligible Person or the department, branch, Affiliate or other division in which he or she works, or may be based on the performance of the Company or the Company and its Affiliates generally, and may cover such period as may be specified by the Committee.

        1.26.    "Plan" means the TouchTunes Music Corporation 2000 Long-Term Incentive Plan, as amended from time to time.

        1.27.    "Restricted Stock" means Shares awarded under the Plan pursuant to the provisions of Section 8.

        1.28.    "Section 422 Employee" means any person who is determined by the Committee to be an employee of the Company or a parent or subsidiary corporation of the Company as defined in Section 424 of the Code (but substituting "the Company" for "employer corporation").

        1.29.    "Share" means a share of Common Stock.

        1.30.    "Ten-Percent Stockholder" means a Participant who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate.

        2.    PURPOSE.    This Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company and its Affiliates.

        3.    ADMINISTRATION.    The Committee shall administer this Plan and shall have plenary authority, in its discretion, to grant Options, Restricted Stock, Incentive Shares and Performance Awards to Eligible Persons, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this Plan, to determine the Eligible Persons to whom Awards shall be granted, the terms (which terms need not be identical) of all Awards, including without limitation the Option Price of Options, the time or times at which Awards are made, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonstatutory Stock Option, any

exceptions to non-transferability, any Performance Goals applicable to Awards, any provisions relating to vesting, and the period during which Options may be exercised and Restricted Stock shall be subject to restrictions. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by the Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, and make all other determinations deemed necessary or advisable for the administration of this Plan. The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final.

        4.    ELIGIBILITY.    Options, Restricted Stock, Incentive Shares and Performance Awards may be granted only to Eligible Persons; provided, however, that Incentive Stock Options may not be granted to Eligible Persons who are not Employees.

        5.    STOCK SUBJECT TO PLAN.

        5.1.    Subject to adjustment as provided in Section 11, (a) the maximum number of Shares that may be issued under this Plan is 7,000,000 Shares plus an additional number each year equal to fifteen percent (15%) (or such lesser number as approved by the Board) of any Shares newly issued by the Company during such year (other than pursuant to a capital adjustment described in Section 11), and (b) the maximum number of Shares with respect to which an Employee may be granted Options under this Plan during its term is 3,000,000 Shares. Notwithstanding the foregoing, subject to adjustment as provided in Section 11, Incentive Stock Options may not be granted under the Plan with respect to more than 15,000,000 Shares.

        5.2.    If an Option expires or terminates for any reason without having been fully exercised, if Shares of Restricted Stock are forfeited or if Shares covered by an Incentive Share Award or Performance Award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award shall become available for the grant of additional Awards. In no event shall Shares which, under this Plan, are authorized to be used in payment of any Incentive Shares or Performance Awards be deemed to be unavailable for purposes of the Plan until such Shares have been issued in payment of such Awards in accordance with the provisions of Sections 9 and 10.

        6.    OPTIONS.

        6.1.    Options granted under this Plan to Eligible Persons shall be either Incentive Stock Options or Nonstatutory Stock Options, as designated by the Committee; provided, however, that Incentive Stock Options may not be granted to Eligible Persons who are not Section 422 Employees. Each Option granted under this Plan shall be clearly identified either as a Nonstatutory Stock Option or an Incentive Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify.

        6.2.    The price per share of Common Stock at which an Incentive Stock Option under this Plan may be exercised shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a Section 422 Employee who, at the time of grant, is a Ten Percent Shareholder, the exercise price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date on which the Option is granted.

        6.3.    The Option Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant.

        6.4.    The Committee, in its discretion, may provide in an Agreement for the right of a Participant to surrender to the Company an Option (or a portion thereof) that has become exercisable and to receive upon such surrender, without any payment to the Company (other than required tax withholding amounts) that number of Shares (equal to the highest whole number of Shares) having an aggregate fair market value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (i) the Fair Market Value on the date of surrender over (ii) the Option Price, plus an amount of cash equal to the fair market value of any fractional Share to which the Participant would be entitled but for the parenthetical above relating to whole number of Shares. Any such surrender shall be treated as the exercise of the Option (or portion thereof).

        7.    CHANGE OF CONTROL.    Notwithstanding anything to the contrary contained in this Plan or in any applicable Agreement, all stock options granted under this Plan shall vest automatically upon a Change of Control.

        8.    EXERCISE OF OPTIONS.

        8.1.    An Option may, subject to the terms of the applicable Agreement under which it was granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by (a) a full payment for the Shares with respect to which the Option is exercised or (b) irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option. To the extent provided in the applicable Option Agreement, payment may be made in whole or in part by delivery (including constructive delivery) of Shares (provided that such Shares, if acquired pursuant to an option granted hereunder or under any other plan maintained by the Company or any Affiliate, have been held by the Participant for at least six (6) months) valued at Fair Market Value on the Date of Exercise or by delivery of a promissory note as provided in Section 7.2 hereof.

        8.2.    To the extent provided in an Agreement and permitted by applicable law, the Committee may accept as partial payment of the Option Price a promissory note executed by the Participant evidencing his or her obligation to make future cash payment thereof. Promissory notes made pursuant to this Section 7.2 shall be payable upon such terms as may be determined by the Committee, shall be secured by a pledge of the Shares received upon exercise of the Option, or other securities the Committee may deem to be acceptable for such purposes, and shall bear interest at a rate fixed by the Committee.

        9.    RESTRICTED STOCK AWARDS.

        9.1.    Restricted Stock awards under this Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as may be determined by the Committee. Such terms and conditions may provide, in the discretion of the Committee, for the lapse of such transfer restrictions or forfeiture provisions to be contingent upon the achievement of one or more specified Performance Goals.

        9.2.    Restricted Stock awards under this Plan shall be evidenced by Agreements specifying the terms and conditions of the Award. Each Agreement evidencing an Award of Restricted Stock shall contain the following:

          (a)   prohibitions against the sale, assignment, transfer, exchange, pledge, hypothecation, or other encumbrance of (i) the Shares awarded as Restricted Stock, (ii) the right to vote the Shares, and (iii) the right to receive dividends thereon, in each case during, the restriction period applicable to the Shares; provided, however, that the Participant shall have all the other rights of a stockholder including without limitation the right to receive dividends and the right to vote the Shares;

          (b)   a requirement that each certificate representing Shares of Restricted Stock shall be deposited with the Company, or its designee, and shall bear the following legend:

      "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including the risks of forfeiture and restrictions against transfer) contained in the TouchTunes Music Corporation 2000 Long-Term Incentive Plan, and an Agreement entered into between the registered owner and TouchTunes Music Corporation. Release from such terms and conditions shall be made only in accordance with the provisions of this Plan and the Agreement, a copy of each of which is on file in the office of the Secretary of TouchTunes Music Corporation."

          (c)   the terms and conditions upon which any restrictions applicable to Shares of Restricted Stock shall lapse and new certificates free of the foregoing legend shall be issued to the Participant or the Participant's legal representative; and

          (d)   such other terms, conditions and restrictions as the Committee in its discretion may specify, including without limitation terms that condition the lapse of forfeiture provisions and transfer restrictions upon the achievement of one or more specified Performance Goals.

        10.    INCENTIVE SHARE AWARDS.    Incentive Shares awarded under this Plan shall be evidenced by an Agreement specifying the terms and conditions of such Award. Incentive Share Awards shall provide for the issuance of Shares to a Participant at such times and subject to such terms and conditions as determined by the Committee, including without limitation terms that condition the issuance of Shares upon the achievement of one or more specified Performance Goals.

        11.    PERFORMANCE AWARDS.    Performance Awards granted under this Plan shall be evidenced by an Agreement specifying the terms and conditions of such Award. Performance Awards shall become payable on account of attainment of one or more specified Performance Goals. Performance Awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Agreement. If a Performance Award is paid in cash, the Award shall be deemed, for purposes of Section 5.1 hereof, to cover a number of shares of Common Stock equal to the quotient obtained by dividing the dollar amount of the Award payment by the Fair Market Value of a Share as of the date of payment, rounded to the next highest whole number.

        12.    CAPITAL ADJUSTMENTS.    In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee may, in its discretion, provide for a substitution for or adjustment in (a) the number and class of Shares subject to outstanding Options, and Awards of Restricted Stock, Incentive Shares or Performance Awards, (b) the Option Price of Options, (c) the aggregate number and class of Shares for which Awards thereafter may be made under this Plan, (d) the maximum number of Shares with respect to which an Employee may be granted Options during the period specified in Section 5.1(b) and (e) the maximum number of Shares with respect to which Incentive Stock Options may be granted.

        13.    TERMINATION OR AMENDMENT.    The Board may amend, alter or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the stockholders of the Company, no amendment, alteration or termination of this Plan shall be made by the Board without approval of (a) the Company's stockholders to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, and (b) each affected Participant if such amendment, alteration or termination would adversely affect such Participant's rights or obligations under any Award made prior to the date of such amendment, alteration or termination.

        14.    MODIFICATION, EXTENSION, RENEWAL, SUBSTITUTION.

        14.1.    The Committee may modify, extend or renew outstanding Options, or accept the surrender of outstanding Options granted under this Plan or options granted under any other plan of the Company or an Affiliate (to the extent not theretofore exercised), and authorize the granting of new Options pursuant to this Plan in substitution therefor. Any substituted Options may specify a lower exercise price than the surrendered options, a longer term than the surrendered options, or have any other provisions that are authorized by this Plan. Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Awards. Notwithstanding the foregoing, however, no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant's rights or obligations under such Award.

        14.2.    Anything contained herein to the contrary notwithstanding, Options, Restricted Stock, Incentive Shares and Performance Awards may, at the discretion of the Committee, be granted under this Plan in substitution for options and such other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Options granted hereunder shall not be counted toward the Share limit imposed by Section 5.1(b), except to the extent it is determined by the Committee that counting such Options is required in order for Options hereunder to be eligible to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

        15.    EFFECTIVENESS OF THIS PLAN.    This Plan and any amendments hereto requiring stockholder approval pursuant to Section 12 are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board. Subject to such stockholder approval, this Plan and any amendments hereto are effective on the date on which they are adopted by the Board.

        16.    WITHHOLDING.    The Company's obligation to deliver Shares or pay any amount pursuant to the terms of any Award hereunder shall be subject to satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares.

        17.    TERMS OF THIS PLAN.    Unless sooner terminated by the Board pursuant to Section 12, this Plan shall terminate on May 1, 2010, and no Awards may be granted or awarded after such date. The termination of this Plan shall not affect the validity of any Award outstanding on the date of termination.

        18.    INDEMNIFICATION OF COMMITTEE.    In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Option, Restricted Stock, Incentive Shares or Performance Awards granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

        19.    GENERAL PROVISIONS.

        19.1.    The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan.

        19.2.    This Plan does not constitute inducement or consideration for the employment or service of any Eligible Person, nor is it a contract between the Company or any Affiliate and any Eligible Person. Participation in this Plan shall not give a an Eligible Person any right to be retained in the service of the Company or any Affiliate.

        19.3.    Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, or other awards otherwise than under this Plan, or to adopt other stock option, restricted stock, or other plans or to impose any requirement of stockholder approval upon the same.

        19.4.    Awards hereunder shall not be subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except to the extent provided in an Agreement.

        19.5.    This Plan shall be governed, construed and administered in accordance with the laws of the State of New York.

        19.6.    Section references herein are to sections of this Plan unless otherwise indicated.

        19.7.    The Committee may require each person acquiring Shares pursuant to Awards hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

        19.8.    The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards under this Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Board's or Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

TOUCHTUNES MUSIC CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
September [    ], 2005

        The undersigned hereby appoints John B. Perrachon and Matthew Carson and either of them, proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock of TouchTunes Music Corporation (the "Company") that the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on September [    ], 2005, and at any adjournments thereof with all powers the undersigned would possess if personally present, as follows on the reverse side of this proxy card.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN ITEM 2, AND FOR APPROVAL OF THE PROPOSALS LISTED IN ITEMS 1, 3, 4 AND 5. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.

(Continued on Other Side, Please Sign and
Date on Other Side, and Return in Enclosed Envelope)

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Please mark your votes as indicated in example    /x/

Item 1.
Proposal to approve a reverse stock split at a ratio of one to 2,000 followed by termination of the registration of the Common Stock under the Securities Exchange Act of 1934 and the listing of the Common Stock on The Nasdaq Stock Market Over-the-Counter Bulletin Board, thereby ending the Company's obligations as a public company under the United States securities laws (the "Proposed Transaction").
	For ____	Against ____	Abstain ____
Item 2.	Election of John B. Perrachon, Tony Mastronardi, Guy Nathan, Hubert Manseau, William Meder, James Grant and Robert Jamieson
	For ____	Against ____	Abstain ____

Item 3.	Proposal to ratify the appointment of Ernst & Young, LLP, as auditors for the fiscal years ending December 31, 2004 and December 31, 2005
	For ____	Against____	Abstain____
Item 4.	Proposal to amend the Company's 2000 Long-Term Incentive Plan to provide that all stock options would vest immediately upon a change of control
	For ____	Against____	Abstain____
Item 5.	In their discretion, such other matters as may properly come before the meeting or adjournment thereof
	For ____	Against____	Abstain____

Date:                                                                        , 2005

Signature(s)

Signature(s)

Please sign here personally. Signature of stockholder(s) should correspond directly with name(s) in which shares are registered. If the stock is registered in more than one name, each joint owner or fiduciary should sign personally. Only authorized officers should sign for a corporation.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE

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TOUCHTUNES MUSIC CORPORATION 1800 E. Sahara Avenue, Suite 107 Las Vegas, Nevada 89104
Notice of the Annual Meeting of Stockholders and Proxy Statement
TOUCHTUNES MUSIC CORPORATION 1800 E. Sahara Avenue, Suite 107 Las Vegas, Nevada 89104 August [ ] , 2005
TOUCHTUNES MUSIC CORPORATION 1800 E. Sahara Avenue, Suite 107 Las Vegas, Nevada 89104
NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TOUCHTUNES MUSIC CORPORATION 1800 E. Sahara Avenue, Suite 107 Las Vegas, Nevada 89104 PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
PROPOSAL 1 — THE PROPOSED GOING PRIVATE TRANSACTION
BALANCE SHEET DATA
STATEMENT OF OPERATIONS DATA
RATIO OF EARNINGS TO FIXED CHARGES
STATEMENT OF CASH FLOWS DATA
ANNUAL RETURN PERCENTAGE
INDEXED RETURNS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED REVERSE STOCK SPLIT TRANSACTION PROPOSAL 2 — ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR
EXECUTIVE COMPENSATION
BENEFICIAL OWNERSHIP
PROPOSAL 3 — RATIFICATION OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR FISCAL 2004 and FISCAL 2005.
PROPOSAL 4 — AMENDMENT TO THE 2000 LONG-TERM INCENTIVE PLAN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE INCENTIVE PLAN
OTHER BUSINESS
DOCUMENTS INCORPORATED BY REFERENCE
SUMMARY OF APPRAISAL RIGHTS IN CONNECTION WITH PROPOSED TRANSACTION
TEXT OF STATUTORY PROVISIONS GOVERNING RIGHTS OF DISSENTING STOCKHOLDERS
FORM OF DEMAND FOR PAYMENT OF FAIR VALUE
COMPARABLE TRANSACTIONS
TOUCHTUNES MUSIC CORPORATION 2000 LONG-TERM INCENTIVE PLAN